                                                                 EXHIBIT 10.40

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of January 11, 2002

                                  by and among

                          APCOA/STANDARD PARKING, INC.
                                  as Borrower,

                        LASALLE BANK NATIONAL ASSOCIATION
                                    as Agent,

                                       and
                         VARIOUS FINANCIAL INSTITUTIONS

                                TABLE OF CONTENTS

                                    ARTICLE I

DEFINITIONS......................................................................1
     1.1   CERTAIN DEFINITIONS...................................................1
     1.2   OTHER DEFINITIONS; RULES OF CONSTRUCTION.............................25
     1.3   ACCOUNTING TERMS AND DETERMINATIONS..................................25

                                   ARTICLE II

THE COMMITMENTS AND THE ADVANCES................................................26
     2.1   COMMITMENTS OF THE LENDERS...........................................26
     2.2   TERMINATION AND REDUCTION OF COMMITMENTS AND THE TERM LOAN...........26
     2.3   FEES.................................................................27
     2.4   DISBURSEMENT OF REVOLVING CREDIT ADVANCES............................28
     2.5   CONDITIONS FOR TERM LOAN AND FIRST DISBURSEMENT. ....................30
     2.6   FURTHER CONDITIONS FOR DISBURSEMENT..................................33
     2.7   SUBSEQUENT ELECTIONS AS TO BORROWINGS................................34
     2.8   LIMITATION OF REQUESTS AND ELECTIONS.................................35
     2.9   MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS..................35
     2.10  SECURITY AND COLLATERAL..............................................36

                                   ARTICLE III

PAYMENTS AND PREPAYMENTS OF ADVANCES............................................36
     3.1   PRINCIPAL PAYMENTS...................................................36
     3.2   INTEREST PAYMENTS....................................................37
     3.3   LETTER OF CREDIT REIMBURSEMENT PAYMENTS..............................38
     3.4   PAYMENT METHOD.......................................................42
     3.5   NO SETOFF OR DEDUCTION...............................................42
     3.6   PAYMENT ON NON-BUSINESS DAY; PAYMENT COMPUTATIONS....................43
     3.7   ADDITIONAL COSTS.....................................................43
     3.8   ILLEGALITY AND IMPOSSIBILITY.........................................44
     3.9   INDEMNIFICATION......................................................45
     3.10  SUBSTITUTION OF LENDER...............................................45

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES..................................................46
     4.1   CORPORATE EXISTENCE AND POWER........................................46
     4.2   CORPORATE AUTHORITY..................................................46
     4.3   BINDING EFFECT.......................................................46

                                       -2-
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
     4.4   SUBSIDIARIES.........................................................47
     4.5   LITIGATION...........................................................47
     4.6   FINANCIAL CONDITION..................................................47
     4.7   USE OF REVOLVING CREDIT ADVANCES.....................................48
     4.8   CONSENTS, ETC........................................................48
     4.9   TAXES................................................................48
     4.10  TITLE TO PROPERTIES..................................................48
     4.11  ERISA................................................................49
     4.12  DISCLOSURE...........................................................49
     4.13  ENVIRONMENTAL AND SAFETY MATTERS.....................................50
     4.14  NO DEFAULT...........................................................51
     4.15  INTELLECTUAL PROPERTY................................................51
     4.16  NO BURDENSOME RESTRICTIONS...........................................52
     4.17  LABOR MATTERS........................................................52
     4.18  SOLVENCY.............................................................52
     4.19  NOT AN INVESTMENT COMPANY OR A HOLDING COMPANY; OTHER REGULATIONS ...53
     4.20  SUBORDINATED DEBT DOCUMENTS..........................................53
     4.21  PREFERRED STOCK DOCUMENTS............................................53
     4.22  BANK ACCOUNTS........................................................53
     4.23  FACILITY LEASES AND FACILITY MANAGEMENT AGREEMENTS...................53

                                    ARTICLE V
 COVENANTS......................................................................54
     5.1   AFFIRMATIVE COVENANTS................................................54
     5.2   NEGATIVE COVENANTS...................................................59
     5.3   ADDITIONAL COVENANTS.................................................70

                                   ARTICLE VI

DEFAULT.........................................................................70
     6.1   EVENTS OF DEFAULT....................................................70
     6.2   REMEDIES.............................................................74
     6.3   DISTRIBUTION OF PROCEEDS OF COLLATERAL...............................75
     6.4   LETTER OF CREDIT LIABILITIES.........................................77

                                   ARTICLE VII

THE AGENT AND THE LENDERS.......................................................77
     7.1   APPOINTMENT: NATURE OF RELATIONSHIP..................................77
     7.2   POWERS...............................................................78
     7.3   GENERAL IMMUNITY.....................................................78
     7.4   NO RESPONSIBILITY FOR LOANS, RECITALS, ETC...........................78
     7.5   ACTION ON INSTRUCTIONS OF LENDERS....................................78

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
     7.6   EMPLOYMENT OF AGENTS AND COUNSEL.....................................78
     7.7   RELIANCE ON DOCUMENTS; COUNSEL.......................................79
     7.8   AGENT'S REIMBURSEMENT AND INDEMNIFICATION............................79
     7.9   NOTICE OF DEFAULT....................................................79
     7.10  RIGHTS AS A LENDER...................................................79
     7.11  LENDER CREDIT DECISION...............................................80
     7.12  SUCCESSOR AGENT......................................................80
     7.13  COLLATERAL MANAGEMENT................................................80
     7.14  RIGHT TO INDEMNITY...................................................81
     7.15  SHARING OF PAYMENTS..................................................81
     7.16  WITHHOLDING TAX EXEMPTION............................................82

                                  ARTICLE VIII

MISCELLANEOUS...................................................................82
     8.1   AMENDMENTS, ETC......................................................82
     8.2   NOTICES..............................................................83
     8.3   NO WAIVER BY CONDUCT; REMEDIES CUMULATIVE............................84
     8.4   RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS.......................84
     8.5   EXPENSES; INDEMNIFICATION............................................84
     8.6   SUCCESSORS AND ASSIGNS...............................................86
     8.7   COUNTERPARTS.........................................................89
     8.8   GOVERNING LAW........................................................89
     8.9   TABLE OF CONTENTS AND HEADINGS.......................................89
     8.10  CONSTRUCTION OF CERTAIN PROVISIONS...................................89
     8.11  INTEGRATION AND SEVERABILITY.........................................89
     8.12  INDEPENDENCE OF COVENANTS............................................90
     8.13  INTEREST RATE LIMITATION.............................................90
     8.14  JUDGMENT AND PAYMENT.................................................90
     8.15  SUBMISSION TO JURISDICTION; WAIVERS..................................91
     8.16  ACKNOWLEDGMENTS......................................................91
     8.17  CONFIDENTIALITY......................................................92
     8.18  WAIVER OF JURY TRIAL.................................................92

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EXHIBITS

Exhibit A       Form of Guaranty
Exhibit B-1     Form of Amended and Restated Pledge Agreement for the Company
Exhibit B-2     Form of Amended and Restated Pledge Agreement for the Guarantors
Exhibit B-3     Form of Limited Liability Company Membership Interests Security
                Agreement
Exhibit B-4     Form of Assignment of Partnership Interest Security Agreement
Exhibit B-5     Form of Joint Venture Interest Security Agreement
Exhibit C       Form of Revolving Credit Note
Exhibit D       Form of Term Note
Exhibit E-1     Form of Security Agreement of the Company
Exhibit E-2     Form of Security Agreement of the Guarantors
Exhibit F-1     Form of Amended and Restated Patent Collateral Security and
                Pledge Agreement
Exhibit F-2     Form of Amended and Restated Trademark Collateral Security and
                Pledge Agreement
Exhibit F-3     Form of Amended and Restated Memorandum of Grant of Security
                Interest in Copyrights
Exhibit G       Form of Notice of Borrowing
Exhibit H       Form of Legal Opinion of Counsel
Exhibit I       Form of Notice of Conversion/Continuation
Exhibit J       Form of Assignment and Acceptance
Exhibit K       Form of Borrowing Base Certificate

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SCHEDULES
Schedule 1.1-A               Preferred Stock
Schedule 1.1-B               Subordinated Note Documents
Schedule 1.1-C               Existing Subordinated Note Documents
Schedule 1.1-D               Pro Forma Financial Statements
Schedule 1.1-E               Non-Guarantor Joint Ventures
Schedule 2.5(m)              Parent Indebtedness
Schedule 4.4                 Subsidiaries and Joint Ventures
Schedule 4.5                 Litigation
Schedule 4.7                 Application of Funds
Schedule 4.13                Environmental Matters
Schedule 4.15                Intellectual Property
Schedule 4.22                Bank Accounts
Schedule 4.23                Facility Leases and Management Agreements
Schedule 5.2(e)              Indebtedness
Schedule 5.2(f)              Liens
Schedule 5.2(k)              Investments, Loans and Advances
Schedule 5.2(l)(12)          Indebtedness to Company of Parent, Principals
                             and/or Related Parties

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                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT (as it may be further amended, restated, modified or supplemented and in effect from time to time, this "Agreement"), dated as of January 11, 2002 (the "Effective Date"), is by and among APCOA/STANDARD PARKING, INC., a Delaware corporation (the "Company"), the lenders party hereto from time to time, which, unless the context indicates otherwise, shall include Bank One in its capacity as the issuer of any Existing Letters of Credit (collectively, the "Lenders" and individually, a "Lender"), and LASALLE BANK NATIONAL ASSOCIATION ("LaSalle"), a national banking association, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

     WHEREAS, pursuant to that certain Credit Agreement dated as of March 30, 1998 (as amended, restated, modified and/or supplemented from time to time prior to the date hereof, the "Existing Credit Agreement"), by and among the Company, certain lenders party thereto, and Bank One, NA, formerly known as The First National Bank of Chicago ("Bank One"), as agent, the Company obtained a $40,000,000 six year secured revolving credit facility, including letters of credit (the "Existing Credit Facility"), in order to refinance existing indebtedness, to provide for certain acquisitions and to provide funds and other financial accommodations for its corporate purposes; and

     WHEREAS, the Company now desires to restructure the Existing Credit Facility in certain respects, including without limitation, to (i) convert $15,000,000 of the Existing Credit Facility into a term loan from Bank One,
(ii) reduce the remaining principal amount of the Existing Credit Facility to the lesser of $25,000,000 or the Borrowing Base (as hereinafter defined) and repay any outstanding principal in excess of that amount, (iii) revise the commitment percentages of the Lenders, and (iv) replace Bank One as agent with the Agent; and

     WHEREAS, the Lenders and the Agent are each amenable to such requests, subject to the following terms and conditions.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

DEFINITIONS

     1.1 CERTAIN DEFINITIONS. As used herein the following terms shall have the following respective meanings:

     "ACCOUNT DEBTOR" shall mean any Person who is obligated to the Company or any Subsidiary under an Account Receivable.

     "ACCOUNT RECEIVABLE" shall mean, with respect to any Person, any right of such person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

     "ACCRUING INTEREST RATE" is defined in Section 3.2(c)(ii).

     "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any ongoing business or all or substantially all of the assets of any firm, corporation, partnership, limited liability company or other business entity, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of any Person.

     "ADJUSTED CORPORATE BASE RATE" shall mean the per annum rate equal to the sum of (i) the Applicable Margin, plus (ii) the greater of (a) the Corporate Base Rate or (b) the Federal Funds Rate plus 0.5%, in each case as in effect from time to time. The Adjusted Corporate Base Rate shall change simultaneously with any change in such Corporate Base Rate or Federal Funds Rate, as the case may be.

     "ADJUSTED CORPORATE BASE RATE LOAN" shall mean any Revolving Credit Loan which bears interest at the Adjusted Corporate Base Rate.

     "ADJUSTED EBITDA" shall mean without duplication, for any Calculation Period, the sum of (A) Net Income for such period, excluding to the extent reflected in determining such Net Income: (i) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (ii) the proceeds of any insurance policy, (iii) gains (but not losses) from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, (iv) any other extraordinary or non-recurring gains or other gains not from continuing operations of the Company or its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, (v) the income of any Person (including without limitation any Subsidiary or Joint Venture, but excluding any Wholly Owned Subsidiary) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest or other ownership interest, to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary or Joint Venture is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Joint Venture, except to the extent of the amount of dividends or other distributions that are actually paid in cash to the Company during such period, (vi) extraordinary non-cash losses and non-recurring non-cash charges (including non-cash losses resulting from disposition of Facility Leases and Facility Management Agreements and the write off of intangible assets during such period), (vii) income taxes, (viii) minority interests, (ix) interest income net of interest expense, as defined in

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accordance with Generally Accepted Accounting Principles (x) depreciation and amortization expense, (xi) restructuring and other special charges of $9,700,000 incurred by the Company in calendar year 2001, restructuring and other special charges of $6,000,000 incurred by the Company in calendar year 2002 as a result of consummating the transactions contemplated by this Agreement, by the Subordinated Note Documents and by the Preferred Stock Documents, (xii) bad debt provision of $12,900,000 taken by the Company in calendar year 2001 in connection with notes receivable from Holberg and Parent, and (xiii) any Affiliate Amount made pursuant to Section 5.2(l)(2), plus (B) Adjusted EBITDA as calculated herein of any Person related to any Permitted Acquisition consummated during such Calculation Period, calculated, upon the Agent's consent, as if such Permitted Acquisition had occurred on the first day of the relevant period.

     "ADJUSTED FIXED CHARGES" as of any date, shall mean the sum of (i) Fixed Charges, provided that for fiscal quarters in 2002, Fixed Charges: (a) for the fiscal quarter ending March 31, 2002 shall be deemed equal to the product of Fixed Charges for such fiscal quarter times four, (b) for the fiscal quarter ending June 30, 2002 shall be deemed equal to the product of Fixed Charges for the two consecutive fiscal quarters then ending times two, and (c) for the fiscal quarter ending September 30, 2002 shall be deemed equal to the product of Fixed Charges for the three consecutive fiscal quarters then ending times four thirds, all as determined in accordance with Generally Accepted Accounting Principles, PLUS (ii) any amounts paid to the Parent pursuant to
Section 5.2(l)(5) within the consecutive twelve-month period ending on the calculation date.

     "ADJUSTED OFF-BALANCE SHEET LIABILITIES" of a Person shall mean, Off-Balance Sheet Liabilities of such Person and its Subsidiaries, excluding
(i) all Facility Leases, Ordinary Course Equipment Leases and Facility Management Agreements of such Person's and its Subsidiaries' businesses, and
(ii) payments required pursuant to that certain Executive Parking Management Agreement dated as of May 1, 1998, together with the First Amendment thereto dated as of August 1, 1999, by and among the Company, D&E Parking, Inc., Edward
E. Simmons and Dale G. Stark.

     "ADJUSTED TOTAL DEBT" as of any date, shall mean the difference of (a) the sum of (i) the consolidated Indebtedness (excluding Earnouts and Off-Balance Sheet Liabilities) of the Company and its Subsidiaries as of such date, PLUS
(ii) the aggregate liquidation preference of the Preferred Stock and any other preferred Capital Stock of the Company on which dividends, redemptions or other distributions are mandatorily payable in cash or Cash Equivalents and all accrued and unpaid dividends, redemptions and other distributions on any of the Preferred Stock or any other preferred Capital Stock, PROVIDED, that for purposes of calculating the covenant as of any date contained in Section 5.2(a) only, the amount of the Preferred Stock and other preferred Capital Stock of the Company shall include only such Preferred Stock and other preferred Capital Stock upon which dividends, redemptions or distributions in cash or Cash Equivalents are or will become mandatorily payable thereon within one year of such date and are allowed to be paid pursuant to the terms of this Agreement (but excluding the redemption of the Series C Preferred Stock in accordance with Sections 5.2(l)(4) and (5) hereof), PLUS (iii) Adjusted Off-Balance Sheet Liabilities, MINUS (b) the sum of (i) all Cash Equivalents of the Company and its

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Subsidiaries at such date, PLUS (ii) the carrying value in excess of principal with respect to the Existing Subordinated Notes, as shown on the balance sheets of the Company.

     "ADJUSTED TOTAL DEBT TO ADJUSTED EBITDA RATIO" shall mean, at any time, the ratio of (a) Adjusted Total Debt at such time to (b) Adjusted EBITDA, as calculated as of the four most recently completed fiscal quarters of the Company, all as determined in accordance with Generally Accepted Accounting Principles.

     "AFFILIATE", when used with respect to any Person, shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Without limiting the foregoing definition of Affiliate, any Person shall be deemed to control another Person if the controlling Person owns or controls 10% or more of any class of voting securities (or other ownership interest of any kind) of the controlled Person.

     "AFFILIATE AMOUNT" shall have the meaning as set forth in
Section 5.2(l)(2).

     "APPLICABLE LENDING OFFICE" shall mean, with respect to any Revolving Credit Advance and/or the Term Loan made by any Lender or with respect to such Lender's Commitment, the office of such Lender or of any Affiliate of such Lender located at the address specified as the applicable lending office for such Lender set forth next to the name of such Lender in the signature pages hereof or any other office or Affiliate of such Lender or of any Affiliate of such Lender hereafter selected and notified to the Company and the Agent by such Lender.

     "APPLICABLE MARGIN" shall mean, with respect to any Adjusted Corporate Base Rate Loan or LIBOR Loan, the applicable percentage set forth below:

           Type of Revolving Credit Loan            Applicable Margin
           -----------------------------            -----------------
           LIBOR Loan                               3.75% (375 basis points)
           Adjusted Corporate Base Rate Loan        1.50% (150 basis points)

     "ASSIGNMENT AND ACCEPTANCE" is defined in Section 8.6(c).

     "BANK SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated as of January 11, 2002 between LaSalle and Bank One, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "BOARD OF DIRECTORS" shall mean the board of directors of the Company, or any authorized committee of such board of directors.

     "BORROWING" shall mean the aggregation of Revolving Credit Advances, or continuations and conversions of Revolving Credit Loans, made pursuant to
Article II on a single date and, in the case of any LIBOR Loans, for a single LIBOR Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Revolving Credit Loans or the type of Revolving Credit Advances comprising the related Borrowing (e.g., a "LIBOR Borrowing" is a Borrowing comprised of LIBOR Loans and a "Letter of Credit Borrowing" is a Revolving Credit Advance comprised of a Single Letter of Credit).

     "BORROWING BASE" shall mean, an amount equal to 80% of the unpaid amount (net of such reserves and allowances as the Agent deems necessary in its reasonable discretion) of all Eligible Accounts Receivable then existing, calculated in accordance with Section 5.1(d)(ii).

     "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois are not open to the public for carrying on substantially all of their banking functions.

     "CALCULATION PERIOD" shall mean any consecutive four fiscal quarter period.

     "CAPITAL EXPENDITURES" shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries for such period, as determined in accordance with Generally Accepted Accounting Principles.

     "CAPITAL LEASE" of any Person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such Person.

     "CAPITAL STOCK" shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

     "CASH EQUIVALENT" shall mean (i) cash in Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank, having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or

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better, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having one of the two highest ratings obtained from Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the type described in clauses
(i) through (vi) above.

     "CHANGE OF CONTROL" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than in a transaction described in clause (vi) below), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries or of the Company and its Subsidiaries, in each case, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of Parent or the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of Parent or the Company (measured by voting power rather than number of shares),
(iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, (v) the occurrence of any "Change of Control" as defined in the Existing Subordinated Note Documents or the Subordinated Note Indenture or any change of control or similar provision in any other Subordinated Debt, the Preferred Stock or any other preferred Capital Stock of the Company, or (vi) the Parent or the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Parent or the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent or the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "C/L/C" shall mean any commercial letter of credit issued hereunder, as amended from time to time.

     "CLOSING DATE" shall mean the date upon which all the conditions set forth in Section 2.5 hereof shall have been satisfied (or waived in the Lenders' and the Agent's discretion).

     "COMMITMENTS" shall mean, as to all Lenders, the aggregate of the Revolving Commitments and the Term Loan Commitments, and as to any Lender, shall mean such Lender's proportionate share of the Revolving Commitments and the Term Loan Commitments.

     "CONSOLIDATED" or "CONSOLIDATED" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term, for all such Persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "CONTINGENT LIABILITIES" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, dividends or other obligations ("primary obligations") of any Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent; (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or
(d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, PROVIDED however, that the term Contingent Liabilities shall not include endorsements of instruments for deposit or collection in the ordinary course of business; provided further, that, for purposes of calculating the financial covenants contained in Sections 5.2(a) through (d), Contingent Liabilities shall exclude all Off-Balance Sheet Liabilities of such Person except for the Adjusted Off-Balance Sheet Liabilities of such Person. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "CONTINUING DIRECTORS" shall mean, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Effective Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CORPORATE BASE RATE" shall mean the per annum rate announced by the Agent from time to time as its prime rate of interest, which need not be the lowest rate of interest it charges any of its customers. The Corporate Base Rate shall change simultaneously with any change in such announced prime rate.

     "DEFAULTING LENDER" shall mean any Lender that fails to make available to the Agent such Lender's Loans required to be made hereunder or shall have not made a payment required to be made to the Agent hereunder. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans and all other amounts required to be paid to the Agent pursuant to this Agreement.

     "DISQUALIFIED STOCK" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or otherwise has any distributions or other payments which are mandatory or otherwise required at any time on or prior to the date that is one year after the Term Loan Termination Date, provided that any payment that is required solely due to a customary change of control provision not more restrictive than the Change of Control default in this Agreement shall not cause such Capital Stock to be deemed Disqualified Stock. The foregoing definition does not include the Series C Preferred Stock or the Series D Preferred Stock.

     "DOLLARS" and "$" shall mean the lawful money of the United States of America.

     "DOMESTIC SUBSIDIARY" shall mean each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

     "EARNOUTS" shall mean any payment which may be owing by the Company in connection with any Acquisition, which payment is contingent upon the earnings or other financial performance of the assets or stock being acquired pursuant to such Acquisition.

     "EFFECTIVE DATE" shall mean the effective date specified in the first paragraph of this Agreement.

     "ELIGIBLE ACCOUNT RECEIVABLE" means an Account Receivable owing to the Company or any Guarantor (other than Parent) which meets each of the following requirements:

          (1) it arises from the rendering of services by the Company or the applicable Guarantor;

          (2)   it (a) is subject to a perfected Lien in favor of the Agent and
     (b) is not subject to any other assignment, claim or Lien other than Permitted Liens;

          (3) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part (PROVIDED, that in the event any counterclaim, credit, allowance, rebate or adjustment is asserted, or discount is granted, the Account Receivable shall only be ineligible pursuant to this CLAUSE (3) to the extent of the same);

          (4) there is no bankruptcy, insolvency or liquidation proceeding by or against the Account Debtor with respect thereto;

          (5) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of services giving rise to such Account Receivable is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Agent;

          (6) it arises in the ordinary course of business of the Company or the applicable Guarantor;

          (7) if the Account Debtor (other than "monthly parkers") is the United States or any department, agency or instrumentality thereof, the Company or the applicable Guarantor has assigned its right to payment of such Account Receivable to the Agent pursuant to the Assignment of Claims Act of 1940;

          (8) if the Company maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts Receivable due from such Account Debtor, including such Account Receivable, does not exceed such credit limit;

          (9) if the Account Receivable is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Agent in a manner satisfactory to the Agent;

          (10) such Account Receivable is not more than (a) 60 days past the due date thereof or (b) 90 days past the original invoice date thereof, in each case according to the original terms of sale;

          (11) it is not an Account Receivable with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless such notice of business activities report has been duly and timely filed or the Company or the applicable Guarantor is exempt from filing such report and has provided the Agent with satisfactory evidence of such exemption;

          (12) the Account Debtor with respect thereto is not the Company or an Affiliate of the Company, PROVIDED, that the aggregate Accounts Receivable of Affiliates of the Company may be Eligible Accounts Receivable up to an aggregate amount of $500,000, and to the extent that they comply with the other clauses of this definition;

          (13) it is not owed by an Account Debtor with respect to which 50% or more of the aggregate amount of outstanding Accounts Receivable owed at such time by such Account Debtor is classified as ineligible under CLAUSE
     (10) of this definition; and

          (14) if the aggregate amount of all Accounts Receivable owed by the Account Debtor thereon exceeds 25% of the aggregate amount of all Accounts Receivable at such time, then all Accounts Receivable owed by such Account Debtor in excess of such amount shall be deemed ineligible.

An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable. Any Account Receivable or portion thereof which is not an Eligible Account Receivable, but for which the Company corrects the condition or conditions prohibiting it from being an Eligible Account Receivable (to the extent such condition or conditions are correctable), shall forthwith be deemed an Eligible Account Receivable to the extent it then meets all of the foregoing requirements for an Eligible Account Receivable. With respect to any Account Receivable, if the Agent or the Revolving Lenders at any time hereafter determine in their discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account Receivable shall cease to be an Eligible Account Receivable after notice of such determination is given to the Company.

     "ENVIRONMENTAL LAWS" at any date shall mean all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of hazardous substances into, the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

     "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which, together with the Company or any Subsidiary of the Company, would be treated as a single employer under Section 414 of the Code.

     "EVENT OF DEFAULT" shall mean any of the events or conditions described in
Section 6.1.

     "EXCESS CASH FLOW" shall mean Adjusted EBITDA MINUS Adjusted Fixed Charges, all as determined in accordance with Generally Accepted Accounting Principles.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXISTING INDENTURE" shall mean that certain Indenture dated March 30, 1998, by and among the Company, "Subsidiary Guarantors" (as named therein), and State Street Bank and Trust Company as trustee thereunder, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "EXISTING LETTER OF CREDIT" shall mean any letter of credit issued by Bank One pursuant to the Existing Credit Agreement prior to the Effective Date which has not expired or been drawn in full and reimbursed as of the Effective Date.

     "EXISTING SUBORDINATED NOTES" shall mean the 9 1/4% Senior Subordinated Notes issued by the Company in the original aggregate principal amount of $140,000,000 due 2008 issued pursuant to the Existing Indenture, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "EXISTING SUBORDINATED NOTE DOCUMENTS" shall mean the Existing Indenture, the Existing Subordinated Notes and all agreements, instruments and documents executed in connection therewith at any time, including without limitation those agreements, instruments and documents listed on SCHEDULE 1.1-C hereto, in each case, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "FACILITY LEASES" shall mean agreements for the lease by the Company or any of its Subsidiaries or Joint Ventures of real estate utilized as a vehicle parking facility and/or for ancillary parking and transportation services.

     "FACILITY MANAGEMENT AGREEMENT" shall mean any agreement (other than the Facility Leases), for the provision by the Company or any of its Subsidiaries or Joint Ventures of services for the management or operation of a vehicle parking facility and/or ancillary parking and transportation services, including without limitation any such agreement designated as a management agreement, parking enforcement agreement, operating agreement or license agreement.

     "FEDERAL FUNDS RATE" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its discretion.

     "FEE LETTER" shall mean that certain letter agreement by and between the Company and the LaSalle, dated January 11, 2002, whereby the Company has agreed to pay an annual agency fee to LaSalle in its capacity as Agent, and a post-closing arrangement fee to LaSalle in its individual capacity, on the terms and conditions stated in such letter agreement.

     "FIXED CHARGE COVERAGE RATIO" shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (a) Adjusted EBITDA, to (b) Fixed Charges, in each case as calculated for the four consecutive fiscal quarters then ending, provided that Fixed Charges as calculated for the fiscal quarter ending March 31, 2002 shall be deemed equal to the product of Fixed Charges for such fiscal quarter times four, as calculated for the fiscal quarter ending June 30, 2002 shall be deemed equal to the product of Fixed Charges for the two consecutive fiscal quarters then ending times two, and as calculated for the fiscal quarter ending September 30, 2002 shall be deemed equal to product of Fixed Charges for the three consecutive fiscal quarters then ending times four thirds, all as determined in accordance with Generally Accepted Accounting Principles.

     "FIXED CHARGES" shall mean, for any period, the sum, without duplication, of (a) Net Interest Expense, PLUS (b) all payments of principal and other sums required to be paid in cash during such period by the Company or its Subsidiaries with respect to Indebtedness (excluding Off-Balance Sheet Liabilities and any payments of the principal amount of the Term Loan) of the Company or its Subsidiaries, PLUS (c) Net Capital Expenditures during such period by the Company and its Subsidiaries, PLUS (d) all dividends, distributions and other similar obligations actually paid in cash with respect to Capital Stock (other than pursuant to Sections 5.2(l)(2), (4) and (5)), PLUS
(e) all payments which are actually paid in cash during such period by the Company or its Subsidiaries pursuant to any Earnouts and any Adjusted Off-Balance Sheet Liabilities, unless such amount has been previously deducted from Adjusted EBITDA, PLUS (f) all accrued income taxes paid or payable in cash for such period for the Company or its Subsidiaries.

     "FOREIGN SUBSIDIARY" shall mean any present or future Subsidiary of the Company incorporated or formed in any jurisdiction other than any State or other political subdivision of the United States of America.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles as in effect in the United States of America from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Lenders.

     "GUARANTY" shall mean the Amended and Restated Guaranty entered into by each existing, new or future Guarantor, for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit A hereto, as such guaranty may be amended, restated, modified or supplemented and in effect from time to time.

     "GUARANTOR" shall mean the Parent, each present and future Domestic Subsidiary of the Company (other than Atrium Parking, Inc.), each other present and future Joint Venture of the Company (other than any present or future Joint Venture of the Company which is prohibited by its organizational documents from becoming a Guarantor, and which shall be identified on Schedule 1.1-E attached hereto), or any other Person executing a Guaranty at any time.

     "HAZARDOUS MATERIAL" is defined in Section 4.13.

     "HOLBERG" shall mean, Holberg Industries, Inc., a Delaware corporation.

     "HOLDERS" shall mean the record holders of the 14% Notes.

     "INDEBTEDNESS" of any Person shall mean, as of any date, without duplication, (a) all obligations of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances, (b) all obligations of such Person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person, provided that if such Person shall not have assumed such obligation, then the amount of such obligation determined pursuant to this clause (c) shall not exceed the value of such encumbered asset or property, (d) the unpaid purchase price for goods, property or services acquired by such Person, except for trade accounts and accrued expenses payable arising in the ordinary course of business which are not past due within customary payment terms, (e) all obligations of such Person in respect of any Swap (valued in an amount equal to the highest termination payment, if any that would be payable by such Person upon termination for any reason on the date of determination),
(f) all Earnouts, (g) all Disqualified Stock, (h) all Off-Balance Sheet Liabilities, and (i) all Contingent Liabilities of such Person with respect to or relating to indebtedness, obligations and liabilities of others similar in character to those described in clauses (a) through (h) of this definition.

     "INTEREST COVERAGE RATIO" shall mean, as of the end of any fiscal quarter, the ratio of (a) Adjusted EBITDA to (b) Net Interest Expense, in each case as calculated for the four consecutive fiscal quarters then ending, provided that Net Interest Expense as calculated for the fiscal quarter ending March 31, 2002 shall be deemed equal to the product of Net Interest Expense for such fiscal quarter times four, as calculated for the fiscal quarter ending June 30, 2002 shall be deemed equal to the product of Net Interest Expense for the two consecutive fiscal quarters then ending times two and as calculated for the fiscal quarter ending September 30, 2002 shall be deemed equal to product of Net Interest Expense for the three consecutive fiscal quarters then ending times four thirds, all as determined in accordance with Generally Accepted Accounting Principles.

     "INTEREST PAYMENT DATE" shall mean (a) for any LIBOR Loan, the last day of each LIBOR Interest Period with respect to such LIBOR Loan, and, in the case of any LIBOR Interest Period exceeding three months, those days that occur during such LIBOR Interest Period at intervals of three months after the first day of such LIBOR Interest Period; and (b) in all other cases, the last Business Day of each month occurring after the date hereof, commencing on January 31, 2001 (except as set forth in Section 3.2(c)(ii)).

     "JOINT VENTURE" shall mean any corporation, limited or general partnership, limited liability company, association, trust or other business entity of which the Company or one or more of its Subsidiaries owns beneficially at least 25% but less than 100% of the Capital Stock.

     "LENDER INDEBTEDNESS" shall mean (a) the Revolving Credit Advances, the Term Loan and all other indebtedness, obligations and liabilities of the Company and of each Guarantor to the Agent or the Lenders under any Loan Document, including without limitation, all amounts owed pursuant to any Reimbursement Agreements and any "Permitted Junior Securities" issued in favor of Bank One as defined in and pursuant to the Bank Subordination Agreement, and (b) all indebtedness, obligations and liabilities of the Company and of each Guarantor to any Lender in respect of any Swaps, in all cases whether now outstanding or hereafter arising.

     "LETTER OF CREDIT" shall mean a C/L/C or S/L/C having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months (provided that Letters of Credit which are automatically renewable annually but may be canceled by the Agent annually are permissible) after the date of issuance and not later than 25 days before the Revolving Credit Termination Date (or such later date as the Agent may agree in its sole discretion, and provided that any Letter of Credit so issued shall be cash-collateralized or supported by another letter of credit issued by a bank acceptable to the Agent and issued on other terms and conditions acceptable to the Agent), issued by the Agent on behalf of the Revolving Lenders for the account of the Company or a Subsidiary pursuant to Section 2.1(a) under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by the Company or a Subsidiary to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto.

     "LETTER OF CREDIT ADVANCE" shall mean any issuance of a Letter of Credit under Section 2.4 and made pursuant to Section 2.1(a) occurring after the Effective Date in which each Revolving Lender acquires a pro rata risk participation.

     "LETTER OF CREDIT DOCUMENTS" is defined in Section 3.3(b).

     "LIBOR" shall mean, with respect to any LIBOR Loan and the related LIBOR Interest Period, the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such LIBOR Interest Period and in an aggregate amount comparable to the amount of the applicable LIBOR Loan are published by Bloomberg's Financial Markets Commodities News at approximately 8:00 a..m. Chicago time on the third LIBOR Business Day prior to the first day of such LIBOR Interest Period (or if not so published, Agent, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to determine such rate); provided, however, that after the first election of a LIBOR Interest Period with respect to any LIBOR Loan, such per annum rate shall be determined at approximately 8:00 a.m. Chicago time on the first LIBOR Business Day of the month for each LIBOR Interest Period thereafter, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such LIBOR Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

     "LIBOR BUSINESS DAY" shall mean, with respect to any LIBOR Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "LIBOR INTEREST PERIOD" shall mean, with respect to any LIBOR Loan, the period commencing on the day such Loan is made or converted to a LIBOR Loan and ending on the date one, two or three months thereafter, as the Company may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the date one, two or three months thereafter, as the Company may elect under Section 2.4 or 2.7, provided, however, that (a) any LIBOR Interest Period which commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month, (b) each LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day, and (c) no LIBOR Interest Period which would end after the Revolving Credit Termination Date shall be permitted.

     "LIBOR LOAN" shall mean any Revolving Credit Loan which bears interest at a rate equal to (i) the Applicable Margin, PLUS (ii) LIBOR, as determined for the relevant LIBOR Interest Period.

     "LIEN" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any capital lease or any other type of lien, charge or encumbrance.

     "LOANS" shall mean the Term Loan and the Revolving Credit Loan.

     "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Bank Subordination Agreement and any other agreement, instrument or document executed in connection with any of the foregoing at any time, in each case, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the property, business, operations, financial condition, liabilities, prospects or capitalization of the Company and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Company and the Guarantors to perform their collective obligations under the Loan Documents taken as a whole, or (iii) a material adverse effect on the rights and remedies of the Agent or the Lenders under the Loan Documents.

     "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

     "NET CAPITAL EXPENDITURES" shall mean Capital Expenditures, exclusive of any such Capital Expenditures financed on a non-recourse basis (i.e., on customary non-recourse terms and with recourse solely to the asset being financed with such non-recourse debt) by third parties which are not Affiliates of the Company, and, as may be permitted by the Agent in writing, exclusive of any Capital Expenditures to complete a Permitted Acquisition.

     "NET CASH PROCEEDS" shall mean, (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any, cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Agent for the benefit of the Agent and the Lenders) and other customary fees actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

     "NET INCOME" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Generally Accepted Accounting Principles.

     "NET INTEREST EXPENSE" shall mean, for any period, payments in cash or Cash Equivalents for (i) total interest (including without limitation, the Accruing Interest Rate, whether or not paid in cash) and related expense with respect to the Indebtedness (excluding Off-Balance Sheet Liabilities except for Adjusted Off-Balance Sheet Liabilities), (ii) all dividends, redemptions and other distributions or other payments of any kind due and actually paid on the Preferred Stock, other than any redemption of Series C Preferred Stock pursuant to Section 5.2(l)(4) or (5), (iii) the interest portion of any deferred payment obligations, (iv) all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, (v) the net costs and net payments under any Swap or similar agreement or arrangement, and
(vi) prepayment charges, agency fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense, paid, payable or accrued during such period (excluding all such charges, fees, costs and expenses incurred with respect to consummating this Agreement and the underlying transactions), without duplication for any other period, with respect to all outstanding Indebtedness and Preferred Stock of the Company and its Subsidiaries, net of any cash interest income of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis for such period in accordance with Generally Accepted Accounting Principles.

     "NOTES" shall mean the Revolving Credit Notes and the Term Notes, and "NOTE" shall mean any one Revolving Credit Note or Term Note.

     "OFF-BALANCE SHEET LIABILITIES" of a Person shall mean, without duplication, (a) Receivables Facility Attributed Indebtedness and any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Accounts Receivable or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of Accounts Receivable or any other obligation of such Person or such transferor to purchasers/transferees of interests in Accounts Receivable or notes receivable or the agent for such purchasers/transferees), (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

     "ORDINARY COURSE EQUIPMENT LEASE" shall mean an operating lease of equipment or motor vehicles entered into by the Company or its Subsidiaries or Joint Ventures in the ordinary course of business in connection with performing its obligations under a Facility Management Agreement or a Facility Lease.

     "ORDINARY COURSE LEASE TERMINATION" shall mean (i) the termination of an Ordinary Course Equipment Lease pursuant to either (a) the termination of the related Facility Management Agreement or Facility Lease, or (b) a material modification of the related Facility Management Agreement or Facility Lease such that the items of equipment or motor vehicles which are leased under such Ordinary Course Equipment Lease are no longer needed or useful for the purposes of performance under such Facility Management Agreement or Facility Lease by the Company or the applicable Subsidiary, and (ii) termination of a Facility Lease or Facility Management Agreement that is no longer needed or useful in the business judgment of the Company.

     "ORDINARY COURSE LEASE TERMINATION PAYMENTS" shall mean payments of liquidated damages or accelerated rentals or similar amounts which are paid under the terms of an Ordinary Course Equipment Lease, Facility Management Agreement or Facility Lease pursuant to an Ordinary Course Lease Termination thereof at or prior to expiration of the then-applicable respective terms thereunder.

     "OVERDUE RATE" shall mean (a) in respect of principal of Adjusted Corporate Base Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Adjusted Corporate Base Rate, (b) in respect of principal of LIBOR Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current LIBOR Interest Period for such Revolving Credit Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Adjusted Corporate Base Rate, (c) in respect of the Payable Interest Rate (as defined in Section

3.2(c)) on the Term Loan, a rate per annum that is equal to two percent (2%) per annum plus the Payable Interest Rate, and in respect of the Accruing Interest Rate (as defined in Section 3.2(c)) on the Term Loan, a rate per annum that is equal to two percent (2%) per annum plus the Accruing Interest Rate, and (d) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Adjusted Corporate Base Rate.

     "PARENT" shall mean AP Holdings, Inc., a Delaware corporation.

     "PARENT'S SENIOR DISCOUNT NOTES" shall mean the 11 1/4% Senior Discount Notes due 2008 issued by the Parent in the original aggregate principal amount of $70,000,000, as the same may be amended, restated, modified or supplemented and in effect from time to time.

     "PAYABLE INTEREST RATE" is defined in Section 3.2(c).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED ACQUISITION" shall mean an Acquisition by the Company or a Guarantor of all or substantially all of the assets or stock of a Person which meets the requirements set forth in Section 5.2(g) of this Agreement.

     "PERMITTED LIENS" shall mean Liens permitted by Section 5.2(f) hereof.

     "PERSON" shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

     "PLAN" shall mean any pension plan (including without limitation any Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate, or by any other Person if the Company, any Subsidiary of the Company or any ERISA Affiliate contributes or could have liability with respect to such pension plan.

     "PLEDGE AGREEMENTS" shall mean the (i) Amended and Restated Pledge Agreement entered into by the Company substantially in the form attached hereto as Exhibit B-1, and (ii) the Amended and Restated Pledge Agreement entered into by the existing Guarantors, or to be entered into by any new or future Guarantor, substantially in the form attached hereto as Exhibit B-2, (iii) the Limited Liability Company Membership Interests Security Agreement entered into by the Company substantially in the form attached hereto as Exhibit B-3, (iv) Assignment of Partnership Interest Security Agreement entered into by the Company substantially in the form attached hereto as Exhibit B-4, (v) Joint Venture Interest Security Agreement entered into by the Company substantially in the form attached hereto as Exhibit B-5, each for the benefit of the

Agent and the Lenders pursuant to this Agreement, as each may be amended, restated, modified or supplemented and in effect from time to time.

     "PREFERRED STOCK" shall mean, the Series C Preferred Stock and the Series D Preferred Stock.

     "PREFERRED STOCK DOCUMENTS" shall mean all of the agreements, documents and instruments relating in any way to the Preferred Stock.

     "PRINCIPALS" shall mean John V. Holten, Steamboat, the Parent and their respective Related Parties.

     "PRO FORMA FINANCIAL STATEMENTS" shall mean the pro forma financial statements and projections prepared by the Company attached hereto as SCHEDULE 1.1-D.

     "PROHIBITED TRANSACTION" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

     "REAL ESTATE" shall mean all real property at any time owned or leased (as lessee or sublessee) or managed by the Company or any of its Subsidiaries.

     "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" shall mean the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

     "REIMBURSEMENT AGREEMENTS" shall mean the letter of credit applications and reimbursement agreements executed in connection with any Letters of Credit or Existing Letters of Credit, as each such application or agreement may be amended, restated, modified or supplemented and in effect from time to time.

     "RELATED PARTY" with respect to any Principal shall mean (a) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a).

     "REPORTABLE EVENT" shall mean a reportable event as described in
Section 4043(b) of ERISA including without limitation those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

     "REQUIRED LENDERS" shall mean Lenders other than Defaulting Lenders holding not less than 62.5% of the Commitments (or 62.5% of the aggregate outstanding amount of the Revolving Credit Advances and the Term Loan if the Commitments have been terminated).

     "REQUIRED REVOLVING LENDERS" shall mean Lenders, other than Defaulting Lenders, holding not less than 62.5% of the Revolving Commitments (or 62.5% of the aggregate outstanding amount of the Revolving Credit Advances).

     "REQUIREMENT OF LAW" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon, such Person or any of its property or to which such Person or any of its property is subject.

     "REVOLVING COMMITMENTS" shall mean, with respect to each Lender, the commitment (if any) of such Lender to make Revolving Credit Loans, and to participate in Letter of Credit Advances and Existing Letters of Credit, in amounts not exceeding, in the aggregate at any time, the Revolving Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced pursuant to Section 2.2 or modified pursuant to
Section 8.6. To the extent not specifically provided herein, each reference to a Lender's Revolving Commitment at any time after all of the Revolving Commitments have been terminated pursuant to the terms of this Agreement shall be deemed a reference to such Lender's share of the then outstanding principal balance of the Revolving Loans plus such Lenders' share of the obligations to purchase participations in Letters of Credit and Existing Letters of Credit.

     "REVOLVING CREDIT ADVANCE" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

     "REVOLVING CREDIT LOAN" shall mean any borrowing under Section 2.4 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1(a). Any such Revolving Credit Loan or portion thereof may be denominated as an Adjusted Corporate Base Rate Loan or a LIBOR Loan and such Adjusted Corporate Base Rate Loans and LIBOR Loans are referred to herein as "types" of Revolving Credit Loans.

     "REVOLVING CREDIT NOTES" shall mean the promissory notes of the Company to each Revolving Lender evidencing such Lender's Revolving Credit Loans, in substantially the form annexed hereto as Exhibit C, as each such note may be amended, restated, modified or supplemented and in effect from time to time, together with any promissory note or notes issued in exchange or replacement therefor, and "Revolving Credit Note" shall mean any one of such Revolving Credit Notes.

     "REVOLVING CREDIT TERMINATION DATE" shall mean the earlier to occur of (i) March 1, 2004, and (ii) the date on which the Revolving Commitments shall be terminated pursuant to Section 2.2 or 6.2.

     "REVOLVING LENDERS" shall mean any Lender with a Revolving Commitment (or, if the Revolving Commitments have terminated, any Lender holding any Revolving Credit Advances).

     "SEC" shall mean the Securities and Exchange Commission or any successor agency.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SECURITY AGREEMENTS" shall mean each (i) Amended and Restated Security Agreement entered into by the Company substantially in the form attached hereto as Exhibit E-1; (ii) Amended and Restated Security Agreement entered into by each existing, new or future Guarantor substantially in the form attached hereto as Exhibit E-2; (iii) Amended and Restated Patent Collateral Security and Pledge Agreement entered into by the Company substantially in the form attached hereto as Exhibit F-1; (iv) Amended and Restated Trademark Collateral Security and Pledge Agreement entered into by the Company substantially in the form attached hereto as Exhibit F-2; (v) Amended and Restated Memorandum of Grant of Security Interest in Copyrights entered into by the Company substantially in the form attached hereto as Exhibit F-3, each for the benefit of the Agent and the Lenders pursuant to this Agreement, as each such agreement may be amended, restated, modified or supplemented and in effect from time to time, and any other agreement executed by the Company or the Guarantors granting a Lien for the benefit of the Agent and the Lenders in form or substance satisfactory to the Agent, as amended or modified from time to time.

     "SECURITY DOCUMENTS" shall mean the Pledge Agreements, the Security Agreements, the Guaranties, the Reimbursement Agreements, and all other agreements, instruments and documents delivered pursuant to this Agreement or otherwise entered into by any Person to secure or guaranty the obligations of the Company under this Agreement, in each case, as amended, restated, modified or supplemented and in effect from time to time.

     "SENIOR DEBT" shall mean all Indebtedness of the Company and its Subsidiaries to the Lenders existing pursuant to this Agreement.

     "SENIOR DEBT TO ADJUSTED EBITDA RATIO" shall mean, at any time, the ratio of (a) Senior Debt at such time to (b) Adjusted EBITDA, as calculated as of the four most recently completed fiscal quarters of the Company, all as determined in accordance with Generally Accepted Accounting Principles.

     "SERIES C PREFERRED STOCK" shall mean the Series C preferred stock of the Company issued in accordance with the certificate of designation attached hereto as SCHEDULE 1.1 -A-1.

     "SERIES D PREFERRED STOCK" shall mean the Series D preferred stock of the Company issued in accordance with the certificate of designation attached hereto as SCHEDULE 1.1 -A-2.

     "S/L/C" shall mean any standby letter of credit issued hereunder, as amended from time to time.

     "STEAMBOAT" shall mean Steamboat Holdings, Inc., a Delaware corporation, and as of the Closing Date, the owner of 91.67% of the outstanding common stock of Parent.

     "SUBORDINATED DEBT" shall mean, for any Person, any Indebtedness of such Person which is fully subordinated to all Indebtedness of such Person owing to the Agent and the Lenders, by written agreements and documents in form and substance satisfactory to the Required Lenders and which is governed by terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent, and shall include, without limitation, all Indebtedness owing pursuant to the Subordinated Notes and the Existing Subordinated Notes.

     "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Note Documents, the Existing Subordinated Note Documents and any other agreement or document evidencing or relating to any Subordinated Debt, whether under the Subordinated Notes and the Existing Subordinated Notes, in each case, as the same may be amended, restated, modified or supplemented and in effect from time to time as permitted by the terms hereof.

     "SUBORDINATED NOTE DOCUMENTS" shall mean the Subordinated Note Indenture, the Subordinated Notes, the Subordinated Note Intercreditor Agreement and all agreements, instruments and documents executed in connection therewith at any time, including without limitation those agreements, instruments and documents listed on SCHEDULE 1.1-B hereto, in each case, as the same may be amended, restated, modified or supplemented and in effect from time to time as permitted by the terms hereof.

     "SUBORDINATED NOTE INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement dated as of January 11, 2002 among the Agent, Wilmington Trust Company, as trustee for the holders of the Subordinated Notes, the Company and the Guarantors, as the same may be amended, restated, modified or supplemented and in effect from time to time in accordance with the terms thereof.

     "SUBORDINATED NOTES" shall mean the 14% Senior Subordinated Second Lien Notes issued by the Company in the original aggregate principal amount of $59,285,000 due 2006 issued pursuant to the Subordinated Note Indenture, as the same may be amended, restated, modified or supplemented and in effect from time to time as permitted by the terms hereof.

     "SUBORDINATED NOTE INDENTURE" shall mean the Indenture among the Company, each of the "Guarantors" named therein and Wilmington Trust Company as trustee thereunder, dated as of January 11, 2002, as amended, restated, modified or supplemented and in effect from time to time as permitted by the terms hereof.

     "SUBSIDIARY" of any Person shall mean any other Person (whether now existing or hereafter organized or acquired) in which at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof.

     "SWAP" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "TERM LOAN" shall mean the term loan evidenced by the Term Notes and made pursuant to Section 2.1(b).

     "TERM LOAN COMMITMENTS" shall mean, with respect to each Lender, the commitment (if any) of such Lender to make a Term Loan in an amount not exceeding the Term Loan Commitment of such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced pursuant to Section 2.2 or modified pursuant to Section 8.6. To the extent not specifically provided herein, each reference to a Lender's Term Loan Commitment at any time after the Closing Date shall be deemed a reference to such Lender's share of the then outstanding principal balance of the Term Loan.

     "TERM LOAN TERMINATION DATE" shall mean the earlier to occur of (i) March 10, 2004, and (ii) the date on which the Revolving Commitments shall be terminated in full pursuant to Section 2.2 or 6.2.

     "TERM NOTES" shall mean the promissory notes of the Company to any Lender evidencing such Lender's Term Loan, in substantially the form annexed hereto as Exhibit D, as amended, restated, modified or supplemented and in effect from time to time and together with any promissory note or notes issued in exchange or replacement therefor, and "Term Note" shall mean any one of such Term Notes.

     "TOTAL ASSETS" shall mean, at any time, the consolidated assets of the Company and its Subsidiaries, determined in accordance with Generally Accepted Accounting Principles.

     "UNFUNDED BENEFIT LIABILITIES" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Generally Accepted Accounting Principles.

     "UNMATURED EVENT" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

     "VOTING STOCK" shall mean any Capital Stock, the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reasoning of the happening of a contingency.

     "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary of the Company of which 100% of the Voting Stock, exclusive of directors' qualifying shares, is owned by the Company or by another Wholly Owned Subsidiary of the Company.

     1.2 OTHER DEFINITIONS; RULES OF CONSTRUCTION. As used herein, the terms "Agent", "Lenders", "Company", and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections", "subsections", "Exhibits", and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

     1.3  Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with Generally Accepted Accounting Principles; provided that, if the Company notifies the Agent that it wishes to amend any covenant in
Article V to eliminate the effect of any change in Generally Accepted Accounting Principles (or if the Agent notifies the Company that the Required Lenders wish to amend Article V for such purpose), then the Company's compliance with such covenants shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective until either such notice is withdrawn or such covenant or any such defined term is amended in a manner satisfactory to the Company and the Required Lenders. Except as otherwise expressly provided herein, all references to a time of day shall be references to Chicago, Illinois time.

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 5.1(d) hereof (i) a description in reasonable detail of any material variation between the application or other modification of accounting principles employed in the preparation of such statement and the application or other modification of accounting principles employed in the preparation of the immediately prior annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 5.2 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30, and September 30 of each year, respectively.

                                   ARTICLE II

THE COMMITMENTS AND THE ADVANCES

     2.1  Commitments of the Lenders.

          (a) REVOLVING CREDIT ADVANCES. Each Revolving Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Company pursuant to Section 2.4 and to participate in Letter of Credit Advances and Existing Letters of Credit to the Company pursuant to Section 3.3, from time to time from and including the Closing Date to but excluding the Revolving Credit Termination Date, not to exceed in aggregate principal amount at any time outstanding such Revolving Lenders's pro rata share of the amount determined pursuant to Section 2.1(c).

          (b) TERM LOAN. Bank One, in its capacity as the only Lender having a Term Loan Commitment on the Closing Date, agrees, subject to the terms and conditions of this Agreement, to convert a portion of the existing Indebtedness of the Company owing to Bank One pursuant to the Existing Credit Agreement into a term loan in favor of the Company ("TERM LOAN") on the Closing Date in aggregate principal amount of $15,000,000. The Term Loan Commitments shall expire concurrently with the making of the Term Loan on the Closing Date. Amounts repaid on the Term Loans may not be reborrowed.

          (c) LIMITATION ON AMOUNT OF REVOLVING CREDIT ADVANCES. Notwithstanding anything in this Agreement to the contrary, (i) the aggregate principal amount of the Revolving Credit Advances and any Existing Letters of Credit at any time outstanding to the Company shall not exceed the lesser of (A) the aggregate amount of the Revolving Commitments at such time, and (B) the Borrowing Base at such time, and (ii) the aggregate principal amount of Letter of Credit Advances and Existing Letters of Credit outstanding at any time shall not exceed $8,000,000.

     2.2  Termination and Reduction of Commitments and the Term Loan.

          (a) The Company shall have the right to terminate or reduce the Revolving Commitments at any time and from time to time, PROVIDED that (i) the Company shall give notice of such termination or reduction to the Agent specifying the amount and effective date thereof, (ii) each partial reduction thereof shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 and shall reduce such Revolving Commitments of all of the Revolving Lenders proportionately in accordance with their respective Revolving Commitments, (iii) no such termination or reduction shall be permitted with respect to any portion of any such Revolving Commitments as to which a request for a Revolving Credit Advance pursuant to Section 2.4 is then pending, and (iv) the Revolving Commitments may not be terminated if any Revolving Credit Advances are then outstanding and may not be reduced below the principal amount of Revolving Credit Advances then outstanding. The Revolving Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2, may not be reinstated.

          (b) For purposes of this Agreement, a Letter of Credit Advance or Existing Letter of Credit (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit or Existing Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit or Existing Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit or Existing Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit or Existing Letter of Credit, the amount of any Letter of Credit or Existing Letter of Credit outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Company.

          (c) Subject to Section 3.1(a)(ii), the Company shall not prepay the Term Loan at any time prior to the repayment in full of the Revolving Credit Advances and the termination of the Revolving Commitments, unless the Agent shall otherwise agree.

     2.3  FEES.

          (a) Upon the Effective Date, the Company agrees to pay the Agent, for the pro rata benefit of the Lenders, a non-refundable upfront fee of $600,000.

          (b) Upon the Effective Date, the Company agrees to pay the Agent, for its own account, a non-refundable arrangement fee of $50,000.

          (c) The Company agrees to pay the Agent, for the pro rata benefit of the Revolving Lenders, a commitment fee on the daily average unused amount of the Revolving Commitments, for the period from the Effective Date to but excluding the Revolving Credit Termination Date, at a rate equal to 37.5 basis points per annum. For purposes of this Section 2.3(c), all Letters of Credit and Existing Letters of Credit shall be considered usage of the Revolving Commitments. Such accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on March 31, 2002, and on the Revolving Credit Termination Date.

          (d) The Company agrees to pay to the Agent, with respect to Letters of Credit and Existing Letters of Credit, a per annum fee computed at 375 basis points calculated on the maximum amount available to be drawn from time to time under a Letter of Credit or Existing Letter of Credit, which fee shall be paid quarterly in arrears on the last Business Day of each March, June, September and December for the period from and including the date of issuance of such Letter of Credit or, in the case of Existing Letters of Credit, from the Closing Date, to and including the stated expiry date of such Letter of Credit or Existing Letter of Credit, which fees shall be for the pro rata benefit of the Revolving Lenders, provided that (i) a fee computed at the rate of 0.25% per annum calculated on the face amount of each Letter of Credit shall be retained from such fee solely for the account of the Agent at any time when two or more Lenders hold Revolving Commitments and (ii) a fee computed at the rate of 0.25% per annum calculated on the face amount of each Existing Letter of Credit shall be retained from such fee solely for the account of Bank One. Such fees are nonrefundable and the Company shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to the Agent for its own account (and to Bank One for its own account in respect of any Existing Letters of Credit), on demand, such other customary administrative fees, charges and expenses of the Agent (or Bank One, as applicable) in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit (or Existing Letter of Credit) or otherwise payable pursuant to the application and related documentation under which such Letter of Credit (or Existing Letter of Credit) is issued.

          (e) The Company agrees to pay to the Agent agency fees for its services as Agent under this Agreement and for other services in the amounts stated in the Fee Letter, and such other amounts as may from time to time be agreed to in writing between the Company and the Agent.

     2.4  Disbursement of Revolving Credit Advances.

          (a) The Company shall give the Agent notice of its request for each Revolving Credit Advance in substantially the form of Exhibit G hereto not later than noon Chicago time (i) three LIBOR Business Days prior to the date such Revolving Credit Advance is requested to be made if such Revolving Credit Advance is to be made as a LIBOR Borrowing, (ii) five (5) Business Days prior to the date any Letter of Credit Advance is requested to be made, or such earlier date as reasonably determined by the Agent, and (iii) on the Business Day such Revolving Credit Advance is requested to be made in all other cases, which notice shall specify whether a LIBOR Borrowing, an Adjusted Corporate Base Rate Borrowing or a Letter of Credit Advance is requested and, in the case of each requested LIBOR Borrowing, the LIBOR Interest Period to be initially applicable to such Borrowing and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Agent. The Agent, reasonably promptly on the same Business Day such notice is given, shall provide notice of such requested Revolving Credit Advance to the Revolving Lenders. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Revolving Credit Advance shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at the principal office of the Agent. Subject to the terms and conditions of this Agreement, the Agent shall, on the date such Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Revolving Lenders for the account of the Company. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion, provided that the Agent shall not unreasonably decline to issue a Letter of Credit pursuant to this sentence.

          (b) Each Revolving Lender, not later than 2:00 p.m. Chicago time on the date any Borrowing in the form of a Revolving Credit Loan is required to be made, shall make its pro rata share of such Borrowing available in immediately available funds at the principal office of the Agent for disbursement to the Company. Unless the Agent shall have received notice from any Revolving Lender prior to the date such Borrowing is requested to be made under this Section 2.4 that such Lender will not make available to the Agent such Lender's pro rata portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Lender shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to, in the case of the Company, the interest rate applicable to such Borrowing during such period and, in the case of any Revolving Lender, at the Federal Funds Rate for the first five days and at the interest rate applicable to such Borrowing thereafter. If such Lender shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Revolving Credit Loan by such Lender as a part of such Borrowing for purposes of this Agreement. The failure of any Revolving Lender to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Revolving Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Revolving Lender shall be responsible for failure of any other Revolving Lender to make such pro rata portion available to the Agent on the date of any such Borrowing.

          (c) All Loans shall be evidenced by the Notes and all such Loans shall be due and payable and bear interest as provided in Article III. Each Lender and the Agent is hereby authorized by the Company to record on the schedule attached to the Notes, or in its books and records, the date, and amount and type of each Loan and the duration of the related LIBOR Interest Period (if applicable), the amount of each payment or prepayment of principal thereon (if applicable), and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, PROVIDED, however, that failure of any Lender or the Agent to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Revolving Credit Advances and under this
Section 2.4 and under Section 3.3, prepay Revolving Credit Advances and the Term Loan pursuant to Section 3.1 and reborrow Revolving Credit Advances under this
Section 2.4. The Term Loan shall not be reborrowed in whole or in part once repaid.

          (d) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit for the risk of the Lenders. Upon issuance of a Letter of Credit by the Agent, and on the Closing Date with respect to each Existing Letter of Credit each Revolving Lender shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance or Existing Letter of Credit based on its respective Revolving Commitment. If the Agent or Bank One shall honor a draft or other demand for payment presented or made under any Letter of Credit or Existing Letter of Credit, as the case may be, the Agent or Bank One shall provide notice thereof to each Revolving Lender on the date such draft or demand is honored unless the Company or any of its Subsidiaries shall have satisfied its reimbursement obligation under Section 3.3 by payment to the Agent or Bank One on such date.

Each Revolving Lender, on such date, shall make its pro rata share of the amount paid by the Agent or Bank One available in immediately available funds at the principal office of the Agent for the account of the Agent, or, to the extent of payments made by Bank One with respect to Existing Letters of Credit, for the account of Bank One. If and to the extent such Revolving Lender shall not have made any required pro rata portion available to the Agent, such Revolving Lender and the Company, unconditionally and irrevocably, severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent or Bank One until such amount is so made available to the Agent for its own account or for the account of Bank One, as the case may be, at a per annum rate equal to the interest rate applicable during such period to the related Revolving Credit Loan disbursed under Section 3.3 in respect of the reimbursement obligation of the Company. If such Revolving Lender shall pay such amount to the Agent together with such interest, if any, accrued, such amount so paid shall constitute a Revolving Credit Loan by such Revolving Lender as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Company under
Section 3.3 for purposes of this Agreement. The failure of any Revolving Lender to make its pro rata portion of any such amount paid by the Agent available to the Agent or Bank One shall not relieve any other Revolving Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Lender shall be responsible for failure of any other Revolving Lender to make such pro rata portion available to the Agent. Notwithstanding anything herein to the contrary, it is acknowledged and agreed that Letters of Credit hereunder and Existing Letters of Credit may be or have been issued for the account of any of the Subsidiaries of the Company, provided that for all purposes of this Agreement both the Company and such Subsidiary shall be deemed the account party thereon and shall be jointly and severally liable for all obligations in connection therewith and the Company shall have obtained an agreement from such Subsidiary that such Subsidiary shall be bound all of the terms and provisions of this Agreement with respect to Letters of Credit and Existing Letters of Credit, such agreement to be in form of substance satisfactory to the Agent.

     2.5 CONDITIONS FOR TERM LOAN AND FIRST DISBURSEMENT. The obligation of the Bank One to incur the Term Loan, and the obligation of the Revolving Lenders to make the first Revolving Credit Advance hereunder are subject to receipt by each Lender and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Lender and the
Agent:

          (a) CHARTER DOCUMENTS. Certificates of recent date of the appropriate authority or official of the Company's and each Guarantor's respective jurisdiction of organization listing all charter documents of the Company or each Guarantor, respectively, on file in that office and certifying as to the good standing and existence of the Company and each Guarantor, respectively, together with copies of such charter documents of the Company or each Guarantor certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company or such Guarantor, respectively;

          (b) GOVERNING DOCUMENTS AND CORPORATE AUTHORIZATIONS. Copies of the by-laws of the Company and by-laws, partnership agreement or operating agreement of each

Guarantor together with all authorizing resolutions and evidence of other action taken by the Company and each Guarantor to authorize the execution, delivery and performance by the Company and each Guarantor of this Agreement, the Notes and the Security Documents to which the Company or such Guarantor, respectively, is a party and the consummation by the Company or such Guarantor, respectively, of the transactions contemplated hereby or thereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company or each Guarantor, respectively;

          (c) INCUMBENCY CERTIFICATE. Certificates of incumbency of the Company and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers, partners, managers or members, as the case may be, authorized to act on behalf of the Company or such Guarantor in connection with this Agreement, the Notes and the Security Documents to which the Company and such Guarantor is a party and the consummation by the Company or such Guarantor of the transactions contemplated hereby or thereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and such Guarantor;

          (d) THIS AGREEMENT. This Agreement duly executed on behalf of each party hereto;


          (e) NOTES. The Notes duly executed on behalf of the Company for each Lender;

          (f) SECURITY DOCUMENTS. The Security Documents duly executed on behalf of the Company and the Guarantors, as the case may be, granting to the Lenders and the Agent the collateral and security intended to be provided pursuant to Section 2.10, together with:

                (i) RECORDING, FILING, ETC. Recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of in-lieu financing statements and similar documents which the Lenders or the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Agent thereunder, together with Uniform Commercial Code record searches in such offices as the Lenders or the Agent may request; and

                (ii) CASUALTY AND OTHER INSURANCE. Evidence that the casualty and other insurance and any accompanying certificates of insurance and loss payable endorsements required pursuant to Section 5.1(c), hereof or the Security Documents are in full force and effect;

          (g) LEGAL OPINIONS. The favorable written opinion of counsel for the Company and each Guarantor, substantially in the form of Exhibit H attached hereto;

          (h) CONSENTS, APPROVALS, ETC. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of, the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or if none are required, a certificate of such officer to that effect.

          (i) SUBORDINATED DEBT AND PREFERRED STOCK. Evidence satisfactory to the Agent that the Company has (i) incurred Subordinated Debt pursuant to the issuance of the Subordinated Notes in an aggregate amount equal to or greater than $45,500,000, which Subordinated Debt shall have been secured only on terms and conditions acceptable to the Lenders, (ii) exchanged a minimum of $24,500,000 of the proceeds of the Subordinated Notes for a minimum of $35,000,000 in face value of the Existing Subordinated Notes, and (iii) exchanged a minimum of $35,000,000 in face value of the Existing Subordinated Notes for the Series D Preferred Stock, all in accordance with the Subordinated Note Documents and applicable Preferred Stock Documents, and copies of all Subordinated Debt Documents and Preferred Stock Documents shall have been delivered to the Agent and approved by the Agent and all transactions contemplated pursuant to such Subordinated Debt Documents and Preferred Stock Documents shall have been completed;

          (j) REDEMPTION OF PREFERRED STOCK AND PARENT'S SENIOR DISCOUNT NOTES. Evidence satisfactory to the Agent that (i) the Company has used a maximum of $1,500,000 of the proceeds from the Subordinated Notes to redeem not less than 1.5 shares of Series C Preferred Stock owned by the Parent, and
(ii) that the Parent will use, or return to the Company, 100% of the proceeds described in the foregoing phrase (i) within 180 days of the Effective Date to repurchase and retire a portion of the Parent's Senior Discount Notes;

          (k) REDUCTION OF EXISTING CREDIT FACILITY. The Company shall have used a minimum of $9,500,000 of the proceeds from the Subordinated Notes to reduce the outstanding principal amount of the Indebtedness to the Lenders pursuant to the Existing Credit Facility;

          (l) DEFERMENT OF PARENT'S SENIOR DISCOUNT NOTES. The Company shall have obtained a written agreement, satisfactory to the Agent and the Lenders, from the holders of a minimum of $35,000,000 in face value of the Parent's Senior Discount Notes that payments of principal and interest on such notes shall be waived as to the holders of such notes until at least 366 days after the Term Loan Termination Date;

          (m) PARENT INDEBTEDNESS. The Company shall cause the Parent to certify to the Agent on the Closing Date as follows: (i) SCHEDULE 2.5(m) lists all the Indebtedness of the Parent (excluding Indebtedness of the Company),
(ii) the Company has no liability or obligation for payment or performance of such Indebtedness, and (iii) the Parent or the Company shall give the Agent prior written notice of (A) any modification to the terms of such Indebtedness which may make clause (ii) hereof incorrect, and (B) the incurrence of any additional Indebtedness (along with a new certification in accordance with the terms of this Section 2.5(m) with respect to such new Indebtedness);

          (n) PAYMENTS. Evidence satisfactory to the Agent that all transfers of funds, payments of fees pursuant to Section 2.3 and other fees and payments described on SCHEDULE 4.7 are being accomplished simultaneously, or at such other time as noted on SCHEDULE 4.7, with the first Revolving Credit Advance hereunder, including without limitation the payment in full of all Indebtedness and other liabilities of the Company to Bank One pursuant to the Existing Credit Agreement to the extent such Indebtedness and liabilities exceed its Term Loan Commitment hereunder, and the termination of all commitments to lend relating to the Existing Credit Agreement, as described on SCHEDULE 4.7;

          (o) DUE DILIGENCE. The Agent shall have received and be satisfied with all litigation searches, Uniform Commercial Code lien searches, a review of all material contracts and Contingent Liabilities, and all other due diligence and investigation required by the Agent;

          (p) CERTIFICATES. The Agent shall have received, in form and substance satisfactory to the Agent, (i) the Pro Forma Financial Statements, and
(ii) a solvency certificate as of the Closing Date in form and substance satisfactory to the Agent, both certified by the chief financial officer of the Company; and

          (q) OTHER CONDITIONS. Such other documents and completion of such other matters as the Agent may reasonably request, including without limitation copies of all final projections and financial statements.

     2.6 FURTHER CONDITIONS FOR DISBURSEMENT. The obligation of the Lenders to make the Term Loan or any Revolving Credit Advance (including the first Revolving Credit Advance), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

          (a) The representations and warranties contained in Article IV hereof and in the Security Documents shall be true and correct on and as of the date such Term Loan or Revolving Credit Advance, or continuation or conversion, is made (before and after such Term Loan or Revolving Credit Advance, or continuation or conversion, is made) as if such representations and warranties were made on and as of such date;

          (b) No Event of Default or Unmatured Event shall exist or shall have occurred and be continuing on the date such Term Loan or Revolving Credit Advance, or continuation or conversion, is made and the making of such Term Loan or Revolving Credit Advance, or continuation or conversion, shall not cause an Event of Default or Unmatured Event;

          (c) In addition to all other applicable conditions, in the case of any Letter of Credit Advance, the Company shall have delivered to the Agent issuing the related Letter of Credit an application for such Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of the Company; and

          (d) As to any Revolving Credit Advances requested as of March 31, 2002 and thereafter, the Company shall have moved all of its and its Subsidiaries' disbursement accounts to LaSalle, and otherwise established LaSalle as its primary depository bank and provider of cash management services, notwithstanding that the Company and its Subsidiaries may maintain (i) account number 574332292 with Firstar Bank, NA for collection of credit card receipts,

PROVIDED, that such account is swept daily to a concentration account in the name of the Company maintained at LaSalle, (ii) local depository and disbursement accounts with other financial institutions in Canada, as necessary to the conduct of the Company's or its Subsidiaries' business there, and
(iii) local depository and disbursement accounts in the United States of America as necessary to pay payroll expenses or otherwise necessary to the conduct of business, in the locations where the Company or its Subsidiaries are doing business, PROVIDED, that with respect to any local depository accounts not maintained at LaSalle, such accounts are swept (net of amounts necessary to pay payroll expenses) daily, where daily electronic wire transfers are available and cost effective, to a concentration account maintained at LaSalle, or are swept (net of amounts necessary to pay payroll expenses) to such concentration account no less often than three times a week where daily wire transfers are not available or are not cost effective. LaSalle shall use commercially reasonable efforts to cooperate with the Company in complying with this subsection 2.6(c).

     2.7 SUBSEQUENT ELECTIONS AS TO BORROWINGS. The Company may elect (a) to continue a LIBOR Borrowing, or a portion thereof, as a LIBOR Borrowing, or
(b) may elect to convert a LIBOR Borrowing of one type, or a portion thereof, to an Adjusted Corporate Base Rate Borrowing, or (c) elect to convert an Adjusted Corporate Base Rate Borrowing, or a portion thereof, to a LIBOR Borrowing, in each case by giving notice thereof to the Agent in substantially the form of
Exhibit I hereto not later than 11:00 a.m. Chicago time three LIBOR Business Days prior to the date any such continuation of or conversion to a LIBOR Borrowing is to be effective and not later than noon Chicago time on the Business Day such conversion is to be effective in all other cases, provided that an outstanding LIBOR Borrowing may only be continued or converted on the last day of the then current LIBOR Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a LIBOR Borrowing is requested, such notice shall also specify the LIBOR Interest Period to be applicable thereto upon such continuation or conversion. The Agent, reasonably promptly on the Business Day such notice is given, shall provide notice of such election to the Revolving Lenders. If the Company shall not timely deliver such a notice with respect to any outstanding LIBOR Borrowing, the Company shall be deemed to have elected to convert such LIBOR Borrowing to an Adjusted Corporate Base Rate Borrowing on the last day of the then current LIBOR Interest Period with respect to such Borrowing.

     2.8 LIMITATION OF REQUESTS AND ELECTIONS. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a LIBOR Borrowing pursuant to Section 2.4, or a request for a continuation of a LIBOR Borrowing, or a request for a conversion of an Adjusted Corporate Base Rate Borrowing to a LIBOR Borrowing pursuant to Section 2.7, (a) in the case of any LIBOR Borrowing, deposits in Dollars for periods comparable to the LIBOR Interest Period elected are not available to any Lender in the relevant interbank market, or (b) the applicable interest rate will not adequately and fairly reflect the cost to any Lender of making, funding or maintaining the related LIBOR Borrowing or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Lender (i) to make or fund the relevant LIBOR Borrowing or
(ii) to continue such LIBOR Borrowing or (iii) to convert a Borrowing to such a LIBOR Borrowing, then the Company shall not be entitled, so long as such circumstances continue, to request a LIBOR Borrowing pursuant to Section 2.4 or a continuation of or conversion to a LIBOR Borrowing pursuant to Section 2.7. In the event that such circumstances no longer exist, the Lenders shall again, subject to the terms and conditions hereof, provide LIBOR Borrowings pursuant to
Section 2.4, and requests for continuations of and conversions to LIBOR Borrowings of the affected type pursuant to Section 2.7.

     2.9 MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS. Except for (a) Revolving Credit Advances and conversions thereof which exhaust the entire remaining amount of the Revolving Commitments, (b) prepayment of the Term Loan permitted by this Agreement, and (c) payments required pursuant to Section 3.8, each Borrowing and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of, in the case of LIBOR Borrowings, $2,000,000 and in integral multiples of $500,000, and in the case of Adjusted Corporate Base Rate Borrowings, $250,000 and in integral multiples of $50,000. No more than five LIBOR Interest Periods shall be permitted to exist at any one time with respect to all Revolving Credit Advances outstanding hereunder from time to time.

     2.10 SECURITY AND COLLATERAL. To secure the payment when due of the Notes and all other obligations of the Company under this Agreement to the Lenders and the Agent, the Company shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agent, Security Documents granting the following:

          (a) Security interests in all present and future accounts, inventory, equipment, fixtures and all other personal property of the Company and each Guarantor;

          (b) Mortgage liens on all real property and fixtures, if any, owned by the Company and each Guarantor;

          (c) Pledges of all Capital Stock owned by the Company or any Guarantor (other than Parent), provided that (i) the amount of Capital Stock of any Foreign Subsidiary pledged to the Agent shall not exceed 65% of the aggregate Capital Stock of such Foreign Subsidiary and (ii) the Company shall not be required to pledge the Capital Stock of Atrium Parking, Inc., a Delaware corporation, and (iii) the Company shall not be required to pledge the Capital Stock of any future Domestic Subsidiary so long as those entities do not have any assets or operations valued in excess of $100,000, all subject to certain other exclusions and the further terms and conditions of the Security Documents;

          (d)   Guaranties of all Guarantors;

          (e) Pledges of all Capital Stock (other than the Preferred Stock) owned by the Parent; and

          (f) All other security and collateral described in the Security Documents.

Notwithstanding the foregoing, it is acknowledged and agreed that the Company and the Guarantors shall not be required to grant a lien or security interest on any assets to the extent such assets are specifically excluded from the collateral pursuant to the terms of the Security Agreements.

                                   ARTICLE III

PAYMENTS AND PREPAYMENTS OF ADVANCES

     3.1  PRINCIPAL PAYMENTS.

          (a) Unless earlier payment is permitted or required under this Agreement, the Company shall pay to the Agent, for the benefit of the Lenders,
(i) on the Revolving Credit Termination Date, the entire outstanding principal amount of the Revolving Credit Advances, (ii) on or before December 31, 2002, $5,000,000 of the outstanding principal balance of the Term Loan, and (iii) on the Term Loan Termination Date, the entire outstanding principal amount of the Term Loan. If the Revolving Credit Advances at any time exceed the amount allowed pursuant to Section 2.1(c), the Company shall prepay the Revolving Credit Advances by an amount equal to or, at its option, greater than such excess.

          (b) The Company may at any time and from time to time prepay all or a portion of the Revolving Credit Loans, without premium or penalty, provided that (i) the Company may not prepay any portion of any Revolving Credit Loan as to which an election of or a conversion to a LIBOR Loan is pending pursuant to
Section 2.7, and (ii) the Company shall comply with all requirements of Section
3.9 in connection with any payment of any LIBOR Loan. The Company shall not prepay the Term Loan at any time prior to the repayment in full of the Revolving Credit Advances and the termination of the Revolving Commitments, unless the Agent shall otherwise agree.

     3.2 INTEREST PAYMENTS. The Company shall pay interest to the Agent, on behalf of the Lenders, on the unpaid principal amount of each Loan, for the period commencing on the Closing Date (or if later, the date such Loan is made) until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

          (a) During such periods that any Revolving Credit Loan is an Adjusted Corporate Base Rate Loan, the Adjusted Corporate Base Rate.

          (b) During such periods that any Revolving Credit Loan is a LIBOR Loan, the LIBOR applicable to such Revolving Credit Loan for each related LIBOR Interest Period, plus the Applicable Margin.

          (c) With respect to the Term Loan, interest shall accrue commencing on the Closing Date:

                (i) at the rate of 91/2% per annum, payable in arrears on each Interest Payment Date (the "Payable Interest Rate"), plus

                (ii) 3 1/2 % per annum, which shall not be compounded, and which shall be payable only on the Term Loan Termination Date or earlier maturity, whether pursuant to permitted prepayment, acceleration or otherwise (the "Accruing Interest Rate").

Notwithstanding the foregoing paragraphs (a), (b) and (c), but subject to other terms contained herein regarding the relative rights of the Lenders to payment of interest upon and during the continuance of any Event of Default, the Company shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) upon and during the continuance of any Event of Default if required by the Required Lenders, or by Bank One with respect to its Lender Indebtedness, provided that the Company shall automatically pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) if the Loans become due and payable at any time for any reason.

     3.3  Letter of Credit Reimbursement Payments.

          (a)   (i)    The Company agrees to pay to the Agent, not later than
1:00 p.m. Chicago time on the date on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, or shall pay to Bank One not later than 1:00 p.m. Chicago time on the date on which Bank One shall honor a draft or other demand for payment presented or made under any Existing Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under any such Letter of Credit or by Bank One in respect of such draft or other demand under any such Existing Letter of Credit, and all reasonable expenses paid or incurred by the Agent or Bank One relative thereto (the "Reimbursement Amount"). The Agent shall, on the date of each demand for payment under any Letter of Credit issued by the Agent, give the Company notice thereof and Bank One shall, on the date of each demand for payment under any Existing Letter of Credit, give the Agent and the Company notice thereof and, in each case, of the amount of the Company's reimbursement obligation and liability for expenses relative thereto; provided that the failure of the Agent or Bank One to give any such notice shall not affect the reimbursement and other obligations of the Company under this Section 3.3. Unless the Company shall have made such payment to the Agent, or to Bank One with respect to any Existing Letter of Credit, on such day, upon each such payment by the Agent, or by Bank One with respect to any Existing Letter of Credit, the Company shall be deemed to have elected to satisfy its reimbursement obligation by an Adjusted Corporate Base Rate Borrowing in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit, or by Bank One in respect of any Existing Letter of Credit, and the Agent shall be deemed to have disbursed to the Company, for the account of the Revolving Lenders, the Adjusted Corporate Base Rate Loans comprising such Adjusted Corporate Base Rate Borrowing, and each Lender holding a Revolving Commitment shall make its share of each such Adjusted Corporate Base Rate Borrowing available to the Agent for its own account or, to the extent of any payment made by Bank One with respect to any Existing Letters of Credit, for the account of Bank One, in accordance with this Agreement. Such Adjusted Corporate Base Rate Loans shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Revolving Credit Loan and, to the extent of the Adjusted Corporate Base Rate Loans so disbursed, the reimbursement obligation of the Company with respect to such Letter of Credit or Existing Letter of Credit under this subsection (a)(i) shall be deemed satisfied.

                (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to Section 6.1(h)), Adjusted Corporate Base Rate Loans may not be made by the Lenders as described in subsection (a)(i) of this Section 3.3, (A) the Company agrees that each Reimbursement Amount not paid pursuant to the first sentence of subsection (a)(i) of this Section 3.3 shall bear interest, payable on demand by the Agent or, with respect to any Existing Letters of Credit, Bank One, at the interest rate then applicable to Adjusted Corporate Base Rate Loans, and (B) effective on the date each such Adjusted Corporate Base Rate Loan would otherwise have been made with respect to any Letter of Credit or Existing Letter of Credit, each Lender holding a Revolving Commitment severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Event of Default or Unmatured Event to the extent of such Lender's pro rata share (based on the percentage of the aggregate Revolving Commitments of all Revolving Lenders then constituted by such Lender's Revolving Commitment) purchase a participating interest in each Reimbursement Amount. Each such Lender will immediately transfer to the Agent, in same day funds, the amount of its participation for its own account or, to the extent of any payment made by Bank One with respect to any Existing Letters of Credit, for the account of Bank One. Each such Lender shall share on a pro rata basis in any interest which accrues thereon and in all repayments thereof. If and to the extent that any such Lender shall not have so made the amount of such participating interest available to the Agent, such Lender agrees to pay to the Agent for its own account or, to the extent of any payment made by Bank One with respect to any Existing Letters of Credit, for the account of Bank One, forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at the Federal Funds Rate for the first five days after such demand and at the Overdue Rate thereafter.

                (iii) Each Lender holding a Revolving Commitment shall be obligated, absolutely and unconditionally to make Adjusted Corporate Base Rate Loans pursuant to Section 3.3(a)(i), and to purchase and fund participation interests in Letters of Credit and Existing Letters of Credit pursuant to
Section 2.4(d) and 3.3(a)(ii), and such obligation shall not be affected by any circumstance whatsoever, including, without limitation, (i) any set off, counterclaim, recoupment, defense or other right which such Lender or the Company may have against the Agent, Bank One, the Company or anyone else for any reason whatsoever, (ii) the occurrence of any Event of Default or Unmatured Event, (iii) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries, (iv) any breach of this Agreement by the Company, any of its Subsidiaries, the Agent, Bank One or any other Lender, or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, including without limitation any termination or other limitation on the Revolving Commitments

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or any failure to satisfy any conditions precedent to any Revolving Credit
Advance contained herein or any other provision of this Agreement.

          (b)   The reimbursement obligation of the Company under this
Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all reimbursement obligations of the Company to the Revolving Lenders hereunder shall have been satisfied, and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

                (i) Any lack of validity or enforceability of any Letter of Credit or Existing Letter of Credit or any documentation relating to any Letter of Credit or Existing Letter of Credit or to any transaction related in any way to any Letter of Credit or Existing Letter of Credit (the "Letter of Credit Documents").

                (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                (iii) The existence of any claim, setoff, defense or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit or Existing Letter of Credit (or any Persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, Bank One or any Lender or any other Person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                (iv) Any draft or other statement or document presented under any Letter of Credit or Existing Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (v) Payment by the Agent or Bank One to the beneficiary under any Letter of Credit or Existing Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit or Existing Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit or Existing Letter of Credit;

                (vi) Any failure, omission, delay or lack on the part of the Agent or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Bank One any Lender or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Lender or any such party; or

                (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit or Existing Letter of Credit shall be available hereunder to the Company against the Agent, Bank One or any Lender. Nothing in this Section 3.3 shall limit the liability, if any, of the Revolving Lenders to the Company pursuant to Section 3.3(c).

          (c) The Company hereby indemnifies and agrees to hold harmless the Lenders, the Agent, Bank One and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders, the Agent, Bank One or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit or Existing Letter of Credit, and neither any Lender, the Agent, Bank One nor any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or Existing Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent or Bank One to the beneficiary under any Letter of Credit or Existing Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit or Existing Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit or Existing Letter of Credit; (iv) any error, omission interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit or Existing Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit or Existing Letter of Credit; provided, however, that the Company shall not be required to indemnify the Lenders, the Agent, Bank One and such other Persons, and the Agent, Bank One and the Revolving Lenders shall be severally liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Agent's (or Bank One's) wrongful dishonor of any Letter of Credit or Existing Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit or Existing Letter of Credit, or (B) the payment by the Agent (or Bank One) to the beneficiary under any Letter of Credit or Existing Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit or Existing Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or wilful misconduct of the Agent (or Bank One, as applicable), provided that none of the Agent, Bank One, any Lender holding a Revolving Commitment or any such Person shall have the right to be indemnified hereunder for its own gross negligence or wilful misconduct as determined by a court of competent jurisdiction. It is understood that in making any payment under a Letter of Credit or Existing Letter of Credit the Agent or Bank One will rely on documents presented to it under such Letter of Credit or Existing Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit or Existing Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or wilful misconduct of the Agent or Bank One in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit or Existing Letter of Credit with respect to which the Revolving Lenders, Bank One or the Agent are alleged to be liable and it shall be a precondition of the assertion of any liability of the Revolving Lenders, Bank One or the Agent under this Section that the Company shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit or Existing Letter of Credit and any related transactions.

     3.4  PAYMENT METHOD.

          (a) All payments to be made by the Company hereunder will be made in Dollars and in immediately available funds to the Agent for the account of the Lenders at its address set forth on the signature pages not later than 1:00 p.m. Chicago time on the date on which such payment shall become due. Payments received after 1:00 p.m. Chicago time shall be deemed to be payments made prior to 1:00 p.m. Chicago time on the next succeeding Business Day. The Company hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of principal, interest and fees due under Section 2.3 to be made (subject to sufficient funds being available in such account for that purpose).

          (b) At the time of making each such payment, the Company shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Revolving Credit Advance, portion of the Term Loan, accrued and payable interest, or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation, the Agent may apply such payments to any principal, interest, fees or expenses that are then due and payable as it may determine, or if the Loans shall have become due and payable, the Agent shall apply such payments in accordance with Section 6.3 hereof.

          (c) On the day such payments are deemed received, the Agent shall remit to the Lenders their pro rata shares of such payments in immediately available funds, (i) in the case of payments of principal and interest on any Borrowing, determined with respect to each such Lender by the ratio which the outstanding principal balance of its Revolving Credit Loan included in such Borrowing bears to the outstanding principal balance of the Revolving Credit Loans of all the Lenders included in such Borrowing, (ii) in the case of the payment of $5,000,000 of principal on or before December 31, 2002, and in the case of payments of accrued and payable interest as required herein, on the Term Loan, determined with respect to each such Lender by the ratio of such Lender's share of the Term Loan to the then-outstanding aggregate principal amount of the Term Loan, and (iii) in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the fees payable to the Agent for its own account pursuant to Section 2.3 and amounts payable to any Lender under
Section 3.7) determined with respect to each such Lender by the ratio which the Commitment of such Lender bears to the Commitments of all the Lenders.

     3.5 NO SETOFF OR DEDUCTION. All payments of principal and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

     3.6 PAYMENT ON NON-BUSINESS DAY; PAYMENT COMPUTATIONS. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

     3.7  ADDITIONAL COSTS.

          (a) In the event that on or after the date hereof, the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) directly affect the basis of taxation of payments to any Lender or the Agent of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of any Lender or the Agent, by the jurisdiction, or by, any political subdivision or taxing authority of any such jurisdiction, in which any Lender or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender or the Agent, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes, the Loans or any Letters of Credit, and the result of any of the foregoing (i.e., (i), (ii) or (iii)) is to increase the cost to any Lender or the Agent, as the case may be, of making, funding or maintaining any LIBOR Loan or any Letter of Credit or to reduce the amount of any sum receivable by any Lender or the Agent, as the case may be, thereon, then the Company shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any LIBOR Loan, such Lender or the Agent is not compensated therefor in the computation of the interest rate applicable to such LIBOR Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent, as the case may be, to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

          (b) In the event that on or after the date hereof, the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Lender's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Agent to be material, then the Company shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

          (c) Each Lender will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not in the judgment of such Lender be otherwise disadvantageous to such Lender or contrary to its policies.

     3.8 ILLEGALITY AND IMPOSSIBILITY. In the event that on or after the date hereof, the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) or any change in any interpretation or administration of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive or such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Lender to maintain any LIBOR Loan under this Agreement, such Lender's outstanding LIBOR Loans, if any, shall be converted automatically to Adjusted Corporate Base Loans on the respective last days of the then current LIBOR Interest Periods with respect to such LIBOR Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current LIBOR Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to Section
3.9 as if such conversion were a prepayment.

     3.9 INDEMNIFICATION. If the Company makes any payment of principal with respect to any LIBOR Loan on any other date than the last day of a LIBOR Interest Period applicable thereto (whether pursuant to Section 3.8, Section 6.2 or otherwise), or if the Company fails to borrow any LIBOR Loan after notice has been given to the Lenders in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a LIBOR Loan when due, the Company shall reimburse each Lender on demand for any resulting loss or expense incurred by each such Lender, including, without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Revolving Credit Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.9 shall be made as though such Lender shall have actually funded or committed to fund the relevant LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such Revolving Credit Loan and having a maturity comparable to the related LIBOR Interest Period and through the transfer of such deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that such Lender may fund any LIBOR Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.

     3.10 SUBSTITUTION OF LENDER. If (i) the obligation of any Lender to make or maintain LIBOR Loans has been suspended pursuant to Section 3.8 when not all Lender's obligations have been suspended, (ii) any Lender has demanded compensation under Section 3.7 or (iii) any Lender is a Defaulting Lender, the Company shall have the right, if no Unmatured Event or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more other lenders (collectively, the "Replacement Lender") acceptable to the Agent, provided that (x) at the time of any replacement pursuant to this Section 3.10, the Replacement Lender shall enter into one or more Assignment and Acceptances, pursuant to which the Replacement Lender shall acquire the Commitments, the outstanding Revolving Credit Advances, the Replaced Lender's pro rata portion of the outstanding Term Loan and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender under
Section 2.3 and (C) the amount which would be payable by the Company to the Replaced Lender pursuant to Section 3.9 if the Company prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (y) all obligations of the Company then owing to the Replaced Lender (other than those specifically described in clause (x) above in respect of which the assignment purchase price has been, or is concurrently being, deemed paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptances, the payment of amounts referred to in clauses (x) and (y) above and, if so requested by the

Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.9 and 8.5) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to the Company, the Agent or any other Lender.

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants that:

     4.1 CORPORATE EXISTENCE AND POWER. The Company and each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not reasonably be expected to result in any Material Adverse Effect. The Company and each Guarantor has all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted except where the failure to have such power could not reasonably be expected to result in a Material Adverse Effect, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

     4.2 CORPORATE AUTHORITY. The execution, delivery and performance by the Company and the Guarantors of the Loan Documents to which each of them is a party have been duly authorized by all necessary action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's or any Guarantor's organizational or governing documents, or of any contract or undertaking to which the Company or any Guarantor is a party or by which the Company or any Guarantor or their respective property may be bound or affected or result in the imposition of any Lien except for Permitted Liens.

     4.3 BINDING EFFECT. The Loan Documents to which the Company or any Guarantor is a party are the legal, valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and to general principles of equity.

     4.4 SUBSIDIARIES. SCHEDULE 4.4 hereto correctly sets forth the legal name, jurisdiction of organization and ownership of each Subsidiary and Joint Venture of the Company. Each such Subsidiary and Joint Venture is, and each Person becoming a Subsidiary or Joint Venture of the Company after the date hereof will be a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not reasonably be expected to result in any Material Adverse Effect. Each Subsidiary and Joint Venture of the Company has and will have all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power could not reasonably be expected to result in a Material Adverse Effect. All outstanding shares of Capital Stock of each class of each Subsidiary and Joint Venture of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in SCHEDULE 4.4 hereto, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens other than as permitted under this Agreement.

     4.5 LITIGATION. Except as set forth in SCHEDULE 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any Guarantor before or by any court, governmental authority or arbitrator, which if adversely decided could reasonably be expected to result, either individually or collectively, in any Material Adverse Effect and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

     4.6 FINANCIAL CONDITION. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 2000 and reported on by Ernst & Young LLP, independent certified public accountants, copies of which have been furnished to the Lenders, and the consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal quarter ended September 30, 2001 fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles (subject, in the case of said interim statements, to year-end audit adjustments). The Pro Forma Financial Statements are based on appropriate assumptions and the best information available. There has been no Material Adverse Effect since the date of the most recent audited financial statements of the Company, copies of which have been delivered to the Agent pursuant to Section 5.1(d). There is no material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

     4.7 USE OF REVOLVING CREDIT ADVANCES. The Company will use the proceeds of the initial Revolving Credit Advances hereunder as described in SCHEDULE 4.7, and will use all other Loans for working capital and general corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Term Loan or any Revolving Credit Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose.

     4.8 CONSENTS, ETC. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to
Section 2.5(h), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any non-governmental Person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of any Loan Document or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of any Loan Document, which, if not obtained, received or made, could reasonably be expected to result in a Material Adverse Effect.

     4.9 TAXES. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due and required to be paid including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any Subsidiary.

     4.10 TITLE TO PROPERTIES. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Company or one or more of its Subsidiaries have a valid and indefeasible ownership interest in all of the properties and assets reflected in said balance sheet and will have a valid and indefeasible ownership interest in all of the properties and assets subsequently acquired by the Company or any Subsidiary. All of such properties and assets are free and clear of any Lien except for Permitted Liens. The Security Documents grant a first priority, enforceable and perfected lien and security interest in all assets of the Company and each Guarantor subject thereto which is not void or voidable, subject only to Permitted Liens.

     4.11 ERISA. The Company, its Subsidiaries, the ERISA Affiliates and the Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Plan has been terminated within the past five years, and no steps have been taken to terminate any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any Plan which could have a Material Adverse Effect. The Company, its Subsidiaries and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, other than obligations in the ordinary course of business to make Plan contributions and pay PBGC premiums which have been paid when due. Assuming the funds provided by each Lender do not constitute the plan assets of any pension plan, the execution, delivery and performance of the Loan Documents does not constitute a Prohibited Transaction. There is no material Unfunded

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Benefit Liability with respect to any Plan. All contributions (if any) have been made to any Multiemployer Plan that are required to be made by the Company, its Subsidiaries, or the ERISA Affiliates, except as could not reasonably be expected to have a Material Adverse Effect. Neither the Company, any Subsidiary or any ERISA Affiliate has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any Multiemployer Plan. Neither the Company, any Subsidiary nor any ERISA Affiliate has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required in order to avoid a reduction in plan benefits or the imposition of any excise tax, that any such Multiemployer Plan is or has been funded at a rate less than that required by Section 412 of the Code or Section 302 of ERISA, that any such plan is or may be terminated or that any such plan is or may become insolvent.

     4.12 DISCLOSURE. No report or other information furnished in writing by the Company or any Subsidiary or Guarantor to any Lender or the Agent in connection with the negotiation or administration of this Agreement contains, to the best of the Company's knowledge, any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. No Loan Document nor any other document, certificate, or report or statement or other information furnished to any Lender or the Agent by or on behalf of the Company or any Subsidiary or Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports any other information furnished in writing to the Lenders by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby taken as a whole, including without limitation, the transactions contemplated in the Subordinated Debt Documents and the Preferred Stock Documents

     4.13 Environmental and Safety Matters.

          (a) Except as set forth on SCHEDULE 4.13, none of the Company, its Subsidiaries, its Joint Ventures nor (to the Company's best knowledge (without independent investigation or inquiry) as to any operator other than the Company and any of its Subsidiaries and Joint Ventures) any operator of the Real Estate or any operations thereon is or, during the last three (3) years, has been in violation, or alleged violation, of any Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect;

          (b) Except as set forth on SCHEDULE 4.13, neither the Company nor any of its Subsidiaries or its Joint Ventures has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40

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C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by
42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C.
Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (collectively, "Hazardous Materials") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any of its Subsidiaries or its Joint Ventures conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials;

          (c) Except as set forth on SCHEDULE 4.13 attached hereto, and to the best knowledge (without independent investigation or inquiry) of the Company as to any actions, events or circumstances occurring or created prior to the ownership, lease or management of any of the Real Estate by the Company or any of its Subsidiaries or Joint Ventures, and as to any operations conducted on any of the Real Estate by parties other than the Company or any of its Subsidiaries or Joint Ventures: (i) no portion of the Real Estate has been used, except in accordance with applicable Environmental Laws, for the handling, processing, storage (including without limitation the storage of petroleum products in vehicles parked on any of the Real Estate and storage of petroleum products in connection with the operation of vehicle rental agencies on any of the Real Estate) or disposal of Hazardous Materials; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate (including without limitation in connection with the operation of vehicle rental agencies) which are not covered by third-party indemnification obligations in favor of the Company, its Subsidiaries or its Joint Ventures, (ii) in the course of any activities conducted by the Company, its Subsidiaries or its Joint Ventures or operators of its properties, no Hazardous Materials have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws, (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or (to the Company's best knowledge) threatened releases of Hazardous Materials on, upon, into or from the properties of the Company, its Subsidiaries or its Joint Ventures, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment,
(iv) without independent investigation or inquiry, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate, and (v) in addition, any Hazardous Materials that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws; and

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          (d)   None of the Company, its Subsidiaries, its Joint Ventures nor
any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Materials site assessments, or the removal or remediation of Hazardous Materials, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Security Document or to the effectiveness of any other transactions contemplated hereby.

     4.14 NO DEFAULT. Neither the Company nor any Subsidiary, or Guarantor is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to result in a Material Adverse Effect. No Unmatured Event or Event of Default has occurred and is continuing.

     4.15 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 4.15 is a complete and accurate list of all registered patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of Parent, the Company and each of its Subsidiaries showing as of the Effective Date the jurisdiction in which registered, the registration number and the date of registration. Parent, the Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those for which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries know of any valid basis for any, such claim, the use of such Intellectual Property by the Company and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilutions that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.16 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation applicable to the Company or any Subsidiary or Guarantor could reasonably be expected to have a Material Adverse Effect in the absence of a default thereunder.

     4.17 LABOR MATTERS. There are no strikes or other labor disputes against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have been in compliance with the Fair Labor Standards Act, if applicable, and any other applicable Requirements of Law dealing with such matters except where failure to so comply (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. All payments due from the Company and each of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company and its Subsidiaries.

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     4.18 SOLVENCY.

          (a) After giving effect to the transactions described herein and to the incurrence or assumption of all Indebtedness (including, without limitation, all Revolving Credit Advances and Subordinated Debt and all Indebtedness in respect of Preferred Stock, incurred or assumed on or about the Effective Date and all other obligations being incurred or assumed) (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis, (ii) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,
(iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

          (b) The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its and their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     4.19 Not an Investment Company or a Holding Company; Other Regulations. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any of its Subsidiaries is subject to any regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

     4.20 SUBORDINATED DEBT DOCUMENTS. All representations and warranties of the Company contained in any Subordinated Debt Documents are true and correct in all material respects as of the dates required by such documents. The Company will receive net proceeds in the approximate amount of $20,000,000 on the Effective Date from the exchange of the Existing Subordinated Notes for the Subordinated Notes. All Subordinated Note Documents are described on SCHEDULE 1.1-B hereto. All Existing Subordinated Note Documents are described on SCHEDULE 1.1-C hereto. All Lender Indebtedness is "Senior Debt" and "Designated Senior Debt" as defined in the Subordinated Note Documents and the Existing Subordinated Note Documents and entitled to the benefits of all subordination provisions contained in such Subordinated Debt Documents, and other than the Lender Indebtedness, there is no other "Designated Senior Debt" thereunder. There is no event of default or event or condition which

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could become an event of default with notice or lapse of time or both, under the
Subordinated Debt Documents and each of the Subordinated Debt Documents is in full force and effect. Other than pursuant to the Subordinated Notes, the Existing Subordinated Notes and the Preferred Stock Documents, there is no obligation pursuant to any Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt or Preferred Stock outstanding or to be outstanding on the Effective Date which obligates the Company to pay any principal or interest or redeem any of its Capital Stock or incur any other monetary obligation.

     4.21 PREFERRED STOCK DOCUMENTS. All Preferred Stock Documents, and all payments and other obligations of the Company with respect to the Preferred Stock, are described on SCHEDULES 1.1-A-1 AND 1.1A-2 hereto.

     4.22 BANK ACCOUNTS. SCHEDULE 4.22 sets forth, as of the Effective Date, the account numbers and location of all accounts of the Company or any of its Subsidiaries.

     4.23 FACILITY LEASES AND FACILITY MANAGEMENT AGREEMENTS. SCHEDULE 4.23 hereto sets forth a listing of each Facility Lease and each Facility Management Agreement to which the Company or any of its Subsidiaries is a party as lessee or manager and specifies the city and state where the parking facility subject to such lease or management agreement is located.

                                    ARTICLE V

COVENANTS

     5.1 AFFIRMATIVE COVENANTS. The Company covenants and agrees that, until the payment in full of the Lender Indebtedness and the performance of all other obligations of the Company under this Agreement, and the termination of the Revolving Commitments, unless the requisite Lenders pursuant to Section 8.1 shall otherwise consent in writing, it shall, and, shall cause each of its Subsidiaries to:

          (a) PRESERVATION OF CORPORATE EXISTENCE, ETC. To the extent the failure to do so could reasonably be expected to have a Material Adverse Effect,
(i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation, partnership or limited liability company, as the case may be (other than in connection with any merger permitted pursuant to Sections 5.2(g), (l) or
(s) and other than any dissolution or liquidations of any Subsidiary if the assets of such Subsidiary are transferred to the Company or any Guarantor in connection with such dissolution or liquidation), in good standing in each jurisdiction in which such qualification is necessary under applicable law and the rights, licenses, permits (including those required under applicable Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Agent or the Lenders; and

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(ii) defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

          (b) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental or regulatory authority whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and pay and discharge, before any interest or penalty for nonpayment thereof becomes payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens (other than Permitted Liens) upon its properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or the applicable Subsidiary.

          (c) MAINTENANCE OF PROPERTIES; INSURANCE. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition (ordinary wear and tear and casualty covered by insurance in compliance with this Section 5.1(c) excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied, controlled or managed by it, in such amount as is usually carried by companies engaged in similar businesses and owning, occupying or operating similar properties similarly situated, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Lenders for purposes of assuring compliance with this
Section 5.1(c). The Company shall provide the Agent satisfactory written evidence of the coverage amounts and effective dates of all such insurance policies, and shall list the Agent on all such policies as a lender loss payee, mortgagee or additional insured, as applicable, for the benefit of the Lenders, shall deliver a lender's loss payable endorsement for all property, casualty and business interruption policies with standard mortgagee provisions, and shall further provide evidence that all such policies may be cancelled only upon 30 days' notice to the Agent.

          (d) REPORTING REQUIREMENTS. Furnish to the Lenders and the Agent the following:

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                (i)    Promptly and in any event within five Business Days after
becoming aware of the occurrence of (A) any Unmatured Event or Event of Default,
(B) the commencement of any litigation against, by or affecting the Company or any of its Subsidiaries, which could be reasonably expected to have a Material Adverse Effect, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business, or (D) any Reportable Event; or (E) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which could be likely in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of the chief financial officer of the Company setting forth details of such occurrence and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                (ii) Promptly upon request therefor from the Agent at any time after the occurrence and during the continuance of an Event of Default, and in any event within twenty (20) Business Days after the end of each month, a calculation of the Borrowing Base in the form attached hereto as Exhibit K, certified by the chief financial officer of the Company;

                (iii) As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the chief financial officer of the Company stating (A) that no Unmatured Event or Event of Default, has occurred and is continuing or, if an Unmatured Event or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and/or proposes to take with respect thereto, and (B) beginning with the certificate delivered for the quarter ending March 31, 2002 that a computation (which computation shall accompany such certificate and shall be in detail satisfactory to the Agent) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

                (iv) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, with a customary audit report of Ernst & Young LLP, or any of the five largest independent certified public accounting firms in the United States, without qualifications unacceptable to the Agent, together with, a certificate of the chief financial officer of the Company stating (A) that no Unmatured Event or Event of Default has occurred and is continuing, or, if an Unmatured Event or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and/or proposes to take with respect thereto, and (B) beginning with the certificate delivered for the year ending December 31, 2002 that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with
Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

                (v) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the SEC;

                (vi) On an annual basis, and concurrently with the delivery of any reports or statements referenced in (iv) above, the Company shall deliver to the Agent a complete set of schedules to this Agreement, revised to reflect all information described in such schedules that is new or changed from the prior year, and each schedule hereto shall, for purposes of Section 2.6(a), speak only as of the date last revised, there being no implied obligation to update the schedules as of the time of each disbursement in order to make the representations and warranties contained in Article IV true and correct as of the time of such disbursement, except for SCHEDULES 1.1-E, 2.5(m), 4.4, 4.5,
4.13 AND 4.15, which shall be revised and delivered to the Agent within 10 Business Days of any change in the information contained in any such schedule, further subject to any requirement, contained in this Agreement or in the Security Documents, to give prior notice to the Agent or the Lenders with respect to the information contained in any such schedule; PROVIDED, HOWEVER, that notwithstanding that any such supplement to a schedule may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the breach of any representation or warranty, such supplement to such schedule or representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Agent or any Lender of any Event of Default disclosed therein, and PROVIDED, FURTHER, any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents;

                (vii) Promptly and in any event within 10 Business Days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries;

                (viii) Not later than January 31 of each year of the Company,
(a) a budget prepared by the Company for the following fiscal year, and (b) a forecast prepared by the Company for the two consecutive fiscal years thereafter, and

                (ix) Promptly, such other information respecting the business, properties, operations, collateral or condition, financial or otherwise, of Parent, the Company or any of their respective Subsidiaries as any Lender or the Agent may from time to time reasonably request.

          (e) ACCOUNTING, ACCESS TO RECORDS, BOOKS, ETC. Maintain a system of accounting established and administered in accordance with sound business practices to permit

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preparation of financial statements in accordance with Generally Accepted
Accounting Principles and to comply with the requirements of this Agreement and, upon reasonable prior notice, at any reasonable time and from time to time,
(i) permit any Lender or the Agent, or any agents or representatives thereof (including, without limitation, any auditor or consultant engaged by counsel for any Lender or the Agent), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers and independent auditors, and by this provision the Company does hereby authorize such Persons to discuss such affairs, finances and accounts with any Lender or the Agent, (ii) permit the Agent or any of its agents or representatives (including, without limitation, any auditor or consultant engaged by counsel for any Lender or the Agent) to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents, PROVIDED, HOWEVER, the Company shall only be obligated to pay for two such audits per fiscal year (unless an Event of Default has occurred and is continuing, in which case the Company's obligation to pay for any such audits shall be unlimited).

          (f) ADDITIONAL SECURITY AND COLLATERAL. Promptly (i) execute and deliver and cause each Guarantor to execute and deliver, additional Security Documents, within 30 days after request therefor by the Agent, sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in any after acquired property, to the extent required under
Section 2.10, (ii) cause each Person becoming a Domestic Subsidiary and which meets the definition of a Guarantor from time to time to execute and deliver to the Lenders and the Agent, within 30 days after such Person becomes a Domestic Subsidiary, a Guaranty, a Security Agreement and a Pledge Agreement, and cause the parent of such Domestic Subsidiary to execute and deliver to the Lenders and the Agent within such period a pledge agreement (if one has not already been executed and delivered), sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in all collateral of the type described in Section 2.10; and (iii) cause the parent of each Person becoming a Foreign Subsidiary or Joint Venture from time to time to execute and deliver to the Lenders and the Agent, within 30 days after such Person becomes a Subsidiary or Joint Venture, a Pledge Agreement sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in all collateral of the type described in Section 2.10(c). The Company shall notify the Lenders and the Agent, within 10 days after the occurrence thereof, of the acquisition of any property by the Company or any Guarantor that is not subject to the existing Security Documents, any Person becoming a Subsidiary and any other event or condition, other than the passage of time, that may require additional action of any nature in order to create or preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Agent with respect to such property pursuant to the Security Documents, including without limitation delivering the originals of all promissory notes and other instruments payable to the Company or any Guarantor to the Agent and delivering the originals of all stock certificates or other certificates evidencing any Capital Stock owned by the Company or any Guarantor at any time.

          (g) BANK ACCOUNTS. No later than March 31, 2002,the Company shall have moved all of its and its Subsidiaries' disbursement accounts to LaSalle, and otherwise

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established LaSalle as its primary depository bank and provider of cash management services, notwithstanding that the Company and its Subsidiaries may maintain (i) account number 574332292 with Firstar Bank, NA for collection of credit card receipts, PROVIDED, that such account is swept daily to a concentration account in the name of the Company maintained at LaSalle,
(ii) local depository and disbursement accounts with other financial institutions in Canada, as necessary to the conduct of the Company's or its Subsidiaries' business there, and (iii) local depository and disbursement accounts in the United States of America as necessary to pay payroll expenses or otherwise necessary to the conduct of business, in the locations where the Company or its Subsidiaries are doing business, PROVIDED, that with respect to any local depository accounts not maintained at LaSalle, such accounts are swept (net of amounts necessary to pay payroll expenses) daily, where daily electronic wire transfers are available and cost effective, to a concentration account maintained at LaSalle, or are swept (net of amounts necessary to pay payroll expenses) to such concentration account no less often than three times a week where daily wire transfers are not available or are not cost effective. LaSalle shall use commercially reasonable efforts to cooperate with the Company in complying with this subsection 5.1(g). At all times on and after the Effective Date, the Company and its Subsidiaries shall sweep funds from all its and their respective accounts, wheresoever located, to the concentration account maintained by LaSalle, and all amounts received in such concentration account shall be (i) further swept into the Company's disbursement accounts maintained by LaSalle, provided no Event of Default has occurred or is continuing, or
(ii) applied to the Lender Indebtedness on such terms required by the Agent at any time after the occurrence and during the continuance of an Event of Default.

          (h) FURTHER ASSURANCES. Execute and deliver within 30 days after request therefor by the Agent, all further instruments and documents and take all further action that the Agent may reasonably request, in order to give effect to the intent of, and to aid in the exercise and enforcement of the rights and remedies of the Agent and the Lenders under, the Loan Documents. At all times on and after the occurrence, and during the continuation, of an Event of Default, the Company and the Guarantors shall direct all clients and other Account Debtors to make all payments in connection with any obligations to the Company or any Guarantor (other than obligations with respect to credit card payments, which shall be collected in accordance with Section 2.6(c) hereof) directly to a lockbox in the name, and under the control, of the Agent, and all amounts received in such lockbox shall be applied to the Lender Indebtedness on such terms required by the Agent, and the Company and the Guarantors shall promptly execute such documents and agreements required by the Agent in connection therewith, each in form and substance satisfactory to the Agent.

     5.2 NEGATIVE COVENANTS. Until payment in full of the Lender Indebtedness and the performance of all other obligations of the Company under this Agreement and irrevocable termination of the Revolving Commitments, the Company agrees that, unless the Required Lenders (and with respect to sections 5.2 (g), (j), (k), (l), (p), (q) or (s), until all Lender Indebtedness of Bank One has been indefeasibly paid in full in cash, Bank One) shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries, to:

          (a) ADJUSTED TOTAL DEBT TO ADJUSTED EBITDA RATIO. Permit or suffer the Adjusted Total Debt to Adjusted EBITDA Ratio to be greater than the levels set forth in the following table as of the dates shown:

     Date of Measurement              Required Ratio
     -------------------              --------------
     March 31, 2002                   5.89 to 1.00
     June 30, 2002                    6.50 to 1.00
     September 30, 2002               6.55 to 1.00
     December 31, 2002                7.04 to 1.00
     March 31, 2003                   6.55 to 1.00
     June 30, 2003                    6.37 to 1.00
     September 30, 2003               6.11 to 1.00
     December 31, 2003                6.17 to 1.00

As of December 31, 2001, the Company shall have a minimum Adjusted EBITDA of $26,200,000.

          (b) INTEREST COVERAGE RATIO. Permit or suffer the Interest Coverage Ratio to be less than the levels set forth in the following table as of the dates shown:

     DATE OF MEASUREMENT              REQUIRED RATIO
     -------------------              --------------
     March 31, 2002                   1.52 to 1.00
     June 30, 2002                    1.47 to 1.00
     September 30, 2002               1.45 to 1.00
     December 31, 2002                1.39 to 1.00
     March 31, 2003                   1.47 to 1.00
     June 30, 2003                    1.56 to 1.00
     September 30, 2003               1.60 to 1.00
     December 31, 2003                1.64 to 1.00

          (c) FIXED CHARGE COVERAGE RATIO. Permit or suffer the Fixed Charge Coverage Ratio to be less than the levels set forth in the following table as of the dates shown:

     DATE OF MEASUREMENT              REQUIRED RATIO
     -------------------              --------------
     March 31, 2002                   1.12 to 1.00
     June 30, 2002                    1.07 to 1.00
     September 30, 2002               1.04 to 1.00
     December 31, 2002                1.00 to 1.00
     March 31, 2003                   1.04 to 1.00
     June 30, 2003                    1.09 to 1.00
     September 30, 2003               1.10 to 1.00
     December 31, 2003                1.11 to 1.00

          (d) SENIOR DEBT TO ADJUSTED EBITDA RATIO. Permit or suffer the Senior Debt to Adjusted EBITDA Ratio to be greater than the levels set forth in the following table as of the dates shown:

     DATE OF MEASUREMENT              REQUIRED RATIO
     -------------------              --------------
     March 31, 2002                   1.24 to 1.00
     June 30, 2002                    1.44 to 1.00
     September 30, 2002               1.33 to 1.00
     December 31, 2002                1.51 to 1.00
     March 31, 2003                   1.19 to 1.00
     June 30, 2003                    1.28 to 1.00
     September 30, 2003               1.09 to 1.00
     December 31, 2003                1.23 to 1.00

          (e) INDEBTEDNESS. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, or permit or suffer any Subsidiary to create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                (i)    The Lender Indebtedness;

                (ii) The Indebtedness described in SCHEDULE 5.2(e) hereto and renewals, extensions and refinancings thereof, but no increase in the amount thereof (as such amount is reduced from time to time) and no modifications of the terms thereof which is less favorable to the Company or more restrictive on the Company in any material manner shall be permitted;

                (iii) Indebtedness of any Guarantor owing to the Company or to any other Guarantor (other than the Parent);

                (iv) Subordinated Debt, including the related subordinated guarantees, pursuant to the Subordinated Debt Documents, provided that
(A) immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates required by the Agent) the incurrence of any such Subordinated Debt, no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing and the Company shall be in pro forma compliance with all financial and other covenants contained herein as of the date of incurrence of such Subordinated Debt and for the following year and (B) all agreements, documents and instruments relating to such Subordinated Debt shall have been delivered to and approved by the Agent prior to the incurrence of such Subordinated Debt;

                (v) Trade accounts payable and accrued expenses arising in the ordinary course which are past due in an amount which is not material in the aggregate for the Company and its Subsidiaries on a consolidated basis or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of the Company;

                (vi) Earnouts with respect to Permitted Acquisitions made by the Company;

                (vii) Indebtedness which is nonrecourse to the Company or its Subsidiaries, provided that the aggregate amount of such nonrecourse Indebtedness does not exceed $10,000,000 and such nonrecourse terms and the other terms of such financing are acceptable to the Agent;

                (viii) Indebtedness incurred to finance insurance premiums in the ordinary course of business consistent with past practices of the Company;

                (ix) Indebtedness of Subsidiaries and Joint Ventures which are not Guarantors owing to the Company or a Guarantor (other than the Parent) not exceeding an aggregate amount equal to the book value of three percent (3%) of Total Assets; PROVIDED, that any such Indebtedness shall reduce, dollar for dollar, the available transactions permitted by Section 5.2(l)(13);

                (x) Indebtedness represented by the subtraction of Adjusted Off-Balance Sheet Liabilities from Off-Balance Sheet Liabilities;

                (xi)   Indebtedness (other than Indebtedness to (i) Parent, or
(ii) the Principals, the Related Parties and their respective Affiliates) other than as described in clauses (i) through (x) above not exceeding an aggregate amount equal to the book value of three percent (3%) of Total Assets, provided that not more than 50% of the Indebtedness incurred or otherwise outstanding pursuant to this clause (xi) may be secured by Permitted Liens; and

                (xii) any Indebtedness which may otherwise be permitted pursuant to Sections 5.2(l) and (s).

          (f) LIENS. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                (i) Liens in favor of the Agent for the benefit of the Lenders and the Agent;

                (ii) Liens imposed by law (other than liens imposed by ERISA or Section 412 of the Code), carriers', warehousemen's or mechanic's Liens, operators' or drillers' Liens and Liens to secure claims for labor, material or supplies arising in the ordinary course of business, but only to the extent that payment thereof shall not at time be due or shall be contested in good faith by appropriate proceedings diligently conducted, with respect to which appropriate reserves have been set aside and as to which there has been no seizure of or foreclosure upon assets subject to such Liens;

                (iii) deposits or pledges to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than those relating to borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, or in connection with contests, to the extent that payment thereof shall not at the time be due or shall be contested in good faith by appropriate proceedings diligently conducted and there have been set aside on its books appropriate reserves with respect thereto;

                (iv) Liens securing taxes, assessments, levies or other governmental charges which are not overdue or which, in an amount not exceeding $1,000,000 in the aggregate, are being contested in good faith by appropriate proceedings diligently conducted, with respect to which reasonable reserves have been set aside and as to which there has been no seizure of or foreclosure upon assets subject to the Liens;

                (v) Liens consisting of encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telecommunications lines and other similar purposes, zoning restrictions, restrictions on the use of real property and minor defects and irregularities in the title thereto, and other similar encumbrances, none of which in the opinion of the Agent interferes with the use of the property subject thereto by the Company or such Subsidiary in the ordinary conduct of its business;

                (vi)   Liens existing on the date hereof and listed on
SCHEDULE 5.2(f) hereto (including without limitation subordinated Liens created pursuant to the Subordinated Debt Documents), provided that neither the Indebtedness secured by any such existing Liens nor the property subject thereto shall increase;

                (vii) Liens on the daily revenues in favor of Persons other than the Company or its Affiliates who are parties to the Facility Leases and Facility Management Agreements for the amounts due to them pursuant thereto;

                (viii) purported Liens in the ordinary course of business on fixtures to the extent applicable law permits a mortgagee to claim an interest therein, provided that such purported Liens do not secure any Indebtedness of the Company or any of its Affiliates;

                (ix) any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffer to exist upon such tangible fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not exceed the purchase price paid by the Company or such Subsidiary for such tangible fixed asset provided that (A) such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, (B) not more than one such Lien shall encumber such tangible fixed asset at any one time and (C) the aggregate amount of Indebtedness secured by all such Liens shall not exceed shall not exceed the amounts permitted by Sections 5.2(e)(ii) and (xi);

                (x) Liens on unearned insurance premiums to secure Indebtedness referred to in Section 5.2(e)(viii);

                (xi) Liens arising by applicable law in respect of employees' wages, salaries or commissions not overdue; and

                (xii) Liens arising out of judgments or awards not exceeding $1,000,000 in the aggregate against the Company or its Subsidiaries with respect to which the Company or such Subsidiary shall be in good faith prosecuting an appeal or a proceeding or review and the enforcement of such Lien is stayed pending such appeal or review.

          (g) MERGER; ACQUISITIONS; ETC. Make any Acquisition; nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other Person, except (i) that the Agent, the Required Lenders, and Bank One (while Bank One is a Lender hereunder), may permit Acquisitions on terms acceptable to the Agent, the Required Lenders and Bank One (collectively, "Permitted Acquisitions"), and (ii) as may be otherwise permitted pursuant to Sections 5.2(l) and (s).

          (h) DISPOSITION OF ASSETS, ETC. Sell, lease, license, transfer, assign or otherwise dispose of all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment which are not material in the aggregate, and shall not permit or suffer any Subsidiary to do any of the foregoing; provided, however, that this Section 5.2(h) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition otherwise permitted pursuant to Sections 5.2(l) and (s), or if (i) the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the Effective Date of this Agreement (other than in reliance on clauses (ii) and (iii) below) shall be less than 1% of the Total Assets at such time and if, immediately before and after such transaction, no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing,
(ii) sales of equipment as to which proceeds are used within 180 days to purchase equipment of at least equivalent value to those sold and if, immediately before and after such transaction, no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing, (iii) sales as to which proceeds are used to make optional prepayments on the Term Loan (if permitted) and Revolving Credit Advances, provided that such prepayments on the Revolving Credit Advances shall also permanently reduce the Revolving Commitments by the amount of such payments, (iv) investments which consist of transfers of assets instead of cash and which are permitted by Section 5.2(k) or
(v) transfers of assets pursuant to a loan or advance permitted pursuant to
Section 5.2(k); provided, however, in the case of any of the foregoing permitted sales, leases, licenses, transfers, assignments or other dispositions (each an "Asset Sale") described in clauses (i), (iii), (iv) the Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless
(A) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officer's certificate delivered to the Agent) of the assets and (B) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary that are assumed by the transferee of any such assets such that the Company or such Subsidiary have no further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and the definition of Net Cash Proceeds, and (C) the Agent promptly shall obtain a first priority security interest in any non-cash consideration for any Asset Sale.

          (i) NATURE OF BUSINESS. Make or suffer any substantial change in the nature of its business from that engaged in on the Effective Date or engage in any other businesses other than those in which it is engaged on the Effective Date.

          (j) DIVIDENDS AND OTHER RESTRICTED PAYMENTS. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock (including Preferred Stock) or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock, other than such dividends, payments or other distributions made (i) to the extent payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, (ii) in connection with Permitted Acquisitions; (iii) in connection with "Permitted Junior Securities" issued in favor of Bank One pursuant to and as defined in the Bank Subordination Agreement; and (iv) as permitted pursuant to Sections 5.2(l) and (s). The Company will not issue Disqualified Stock, except as permitted by Section 5.2(e).

          (k) INVESTMENTS, LOANS AND ADVANCES. Purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other Person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any other investment or contribution or acquire any interest whatsoever in, any other Person; nor incur any Contingent Liability except to the extent permitted under Section 5.2(e); nor permit any Subsidiary to do any of the foregoing; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, relocation, travel and similar advances made to officers, employees and to Shoreline Enterprises, LLC, a Delaware limited liability company (the majority ownership of which is held by Myron C. Warshauer) ("Shoreline"), for consulting services and reimbursable expenses, all in the ordinary course of business, provided that advances to officers, employees and Shoreline for purposes other than commission, relocation and travel shall not exceed $250,000 in aggregate amount,
(ii) investments in Cash Equivalents, (iii) those investments, loans, advances and other transactions described in SCHEDULE 5.2(k) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted, (iv) acquire and own stock, obligations or securities received in settlement of debts owing to the Company or its Subsidiaries or as consideration for Asset Sales otherwise permitted under
Section 5.2(h), (v) other loans, advances or investments (except to (1) Affiliates of the Company, or (2) the Parent, the Principals, the Related Parties and their respective Affiliates) in an aggregate amount not to exceed three percent (3%) of Total Assets, and (vi) as otherwise permitted pursuant to Sections 5.2(l) and (s).

          (l) TRANSACTIONS WITH AFFILIATES. Take any actions, nor enter into any transactions, of the types described in Sections 5.2(e), (f), (g), (h), (j),
(k), (p) or (q), directly or indirectly, with, or for the benefit of, any Affiliates of the Company, the Principals and/or the Related Parties (each of the foregoing, an "Affiliate Transaction") except as may otherwise be specifically permitted by those sections, and except as follows:

     (1) transactions between or among the Company and/or the Guarantors (except for the Parent) shall be permitted;

     (2) the Company or any Subsidiary may pay or issue to Parent or Affiliates such amounts or dividends which in the aggregate do not exceed in any fiscal quarter an amount equal to the lesser of $750,000 or an amount equal to 50% of the amount of Excess Cash Flow times one-fourth (collectively, the "Affiliate Amount"), provided that (i) such payments do not violate any other terms or provisions of this Agreement, (ii) no Unmatured Event or Event of Default exists or would be caused by such payment, and (iii) the calculation of Excess Cash Flow and the Affiliate Amount shall be delivered to the Agent concurrently with the financial statements required pursuant to Section 5.1(d)(iii) of this Agreement, and the Agent shall have five (5) Business Days in which to review and approve or disapprove such calculation, and the Affiliate Amount shall be paid upon approval of such calculation, and (iv) the payment of the Affiliate Amount shall begin for the fiscal quarter ending March 31, 2002 and shall continue for each fiscal quarter thereafter;

     (3) payment on the Closing Date to the Parent of a transaction advisory fee of not more than $3,000,000;

     (4) the Company has used a maximum of $1,500,000 of the proceeds from the Subordinated Notes to redeem not less than 1.5 shares of Series C Preferred Stock owned by the Parent, of which such proceeds the Parent MUST use, or return to the Company, 100% within 180 days of the Effective Date to repurchase and retire a portion of the Parent's Senior Discount Notes;

     (5) the Company may use a maximum of $1,500,000 out of the payment received by the Company pursuant to the cancellation of certain Facility Management Agreements to redeem shares of Series C Preferred Stock owned by the Parent; PROVIDED, HOWEVER, that the Parent MUST use, or return to the Company, 100% of such redemption payment within 30 days of the payment thereof, to repurchase and retire a portion of the Parent's Senior Discount Notes;

     (6) any Subsidiary may merge with or into another Subsidiary or into the Company, provided that (i) there is no Unmatured Event or Event of Default either existing before, or which would arise from, such merger, (ii) if any such merger involves a Guarantor, the Guarantor shall be the surviving corporation, (iii) if any such merger involves the Company, the Company shall be the surviving corporation and (iv) if any such merger involves the Company or any Guarantor, the net worth of the Company or such

     Guarantor involved in such merger immediately after the merger would be equal to or greater than its net worth immediately preceding such merger;

     (7) upon notice to and consent of the Agent, any Subsidiary may merge with or into a newly-created Subsidiary which is incorporated, formed or otherwise organized pursuant to the laws of the State of Delaware, solely for the purpose of re-organizing the previously existing Subsidiary under the laws of the State of Delaware, provided that (i) there is no Unmatured Event or Event of Default either existing before, or which would arise from, such merger, (ii) if any such merger involves a Guarantor, the surviving Subsidiary shall become a Guarantor, and the net worth of such surviving Subsidiary immediately after the merger shall be equal to or greater than the Guarantor's net worth immediately preceding such merger, and (iii) all other terms and conditions of such merger shall be acceptable to the Agent in its reasonable discretion;

     (8) transfers of assets, including without limitation Capital Stock, between Guarantors (other than the Parent) or between the Company and Guarantors (other than the Parent) shall be permitted, provided that the Agent maintains its first priority perfected Lien on any and all collateral security;

     (9) the exchange of the Existing Subordinated Notes for the Subordinated Notes and the Series D Preferred Stock, as contemplated by the Subordinated Note Documents, is permitted;

     (10) Affiliate Transactions, Facility Management Agreements and Facility Leases entered into in the ordinary course of business shall be permitted that are on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person;

     (11) the Company may pay on behalf of, or make reimbursements to, the Parent not to exceed $300,000 in the aggregate in any fiscal year of the Company, for expenses incurred in the ordinary course of business by the Parent for its own account or on behalf of the Company and/or the Company's Subsidiaries;

     (12) the Indebtedness of the Parent, the Principals and/or the Related Parties to the Company outstanding on the Effective Date and described in
     SCHEDULE 5.2(l)(12) hereto, but no increase in the amount thereof (as such amount is reduced from time to time, and all amounts repaid shall not be reborrowed) and no modifications of the terms thereof which are less favorable to the Company or more restrictive on the Company in any material manner shall be permitted; and

     (13) the Company or any Guarantor (other than the Parent) may purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any Subsidiary or Joint Venture that is not a Guarantor; or make any loan or advance of any of its funds or property or make any other extension of credit to, or make any other investment or contribution or acquire any interest whatsoever in, any Subsidiary or Joint Venture that is not a Guarantor, not exceeding an aggregate amount equal to the book value of 3% of Total Assets; PROVIDED, that any of the foregoing transactions shall reduce, dollar for dollar, the available Indebtedness permitted by Section 5.2(e)(ix).

          (m) INCONSISTENT AGREEMENTS. Enter into any agreement or permit or suffer any Subsidiary to enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

          (n) NEGATIVE PLEDGE LIMITATION. Enter into any agreements (other than the Subordinated Debt Documents, the Security Documents and any other agreement entered into in connection with any Joint Venture in the ordinary course of the Company's business prohibiting liens or security interests on the Capital Stock of such Joint Venture and the assets of such Joint Venture consistent with the terms of the Security Documents), including without limitation any amendments to existing agreements, with any Person other than the Lenders pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

          (o) SUBSIDIARY DIVIDENDS. Permit any of its Wholly-Owned Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms materially restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's capital stock,
(ii) pay any Indebtedness owed to the Company or any Guarantors, (iii) make any loans or advances to the Company or any Guarantors or (iv) transfer any material portion of its assets to the Company or any Guarantors.

          (p) PAYMENTS AND MODIFICATION OF DEBT. Make, or permit any Subsidiary to make, any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption of any of its or any of its Subsidiaries' Subordinated Debt or other Indebtedness or Preferred Stock (except for payments made in Capital Stock which could not create an Event of Default, and except for Ordinary Course Lease Termination Payments); or amend or modify, or consent or agree to any amendment or modification of, any instrument or agreement under which any of its Subordinated Debt is issued or created or otherwise related thereto; or amend or modify the Preferred Stock in any respect which could be materially adverse to the Lenders, or which could cause the Preferred Stock to become Disqualified Stock, or consent or agree to any such amendment or modification of, any instrument or agreement under which the Preferred Stock is issued or created or otherwise related thereto; or enter into any agreement or arrangement providing for any defeasance of any kind of any of its Subordinated Debt, or designate any Indebtedness (other than the Lender Indebtedness) as "Designated Senior Debt" as defined in and pursuant to the Subordinated Debt Documents; except as may otherwise be permitted pursuant to Sections 5.2(l) and (s).

          (q) MANAGEMENT FEES. Pay, or permit any Subsidiary to pay, directly or indirectly, any management, consulting, investment banking, advisory or other fees or payments or any other payments (including, without limitation, any amounts paid or payable by the Company or any of its Subsidiaries to the Parent in respect of overhead expense allocations among members of the affiliate corporate group) to the Parent or any Affiliates thereof, or any Affiliates of the Company or the Principals or Related Parties, except as may otherwise be permitted pursuant to Sections 5.2(l) and (s). In addition to the foregoing, the Company also will not pay, or permit any Subsidiary or, to the extent the Company is able to do so, any other Affiliate of the Company, to pay, directly or indirectly, any management, consulting, investment banking, advisory or other fees or payments under any leases, any expense reimbursement or similar payments or any other payments of any kind (including, without limitation, any amounts paid or payable by the Company or any of its Subsidiaries to Steamboat in respect of overhead expense allocations among members of the affiliate corporate group) to Steamboat, Holberg or any Affiliates thereof other than the Company or any Guarantor (other than Parent), except as may otherwise be permitted by Sections 5.2(l) and (s).

          (r) NET CAPITAL EXPENDITURES. Make, or permit any Subsidiary to make, Net Capital Expenditures that exceed in any fiscal year in the aggregate for the Company and its Subsidiaries 25% of the Adjusted EBITDA for such fiscal year, plus in each case, (i) the amount by which the allowed Net Capital Expenditures for the most recently ended fiscal year exceeded the actual Net Capital Expenditures for such fiscal year and (ii) an amount, not to exceed $2,000,000, of the allowed Net Capital Expenditures for the following fiscal year (subject to the permitted Net Capital Expenditures for such following year being reduced by the amount used and allowed under this clause (ii)).

          (s) ADDITIONAL LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. Notwithstanding anything to the contrary in this Agreement (including, without limitation, any of the transactions permitted by Section 5.2), from and after the occurrence of an Event of Default or Unmatured Event, the Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make any payment to or sell, lease, transfer or otherwise dispose of its properties or assets to, or enter into or make or amend any such transaction (in such forms as may include, without limitation, any contract, agreement, understanding, investment, loan, advance or guarantee) with, or for the benefit of, any direct or indirect holder or holders of any of the Capital Stock of the Company, or with, or for the benefit of, any other Affiliate of the Company which is not its Subsidiary or Joint Venture (including, without limitation, the Principals, the Related Parties, Steamboat and Parent), except for Facility Management Agreements and Facility Leases entered into in the ordinary course of business that are on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person.

          (t) ERISA MATTERS. For itself, any Subsidiary or any ERISA Affiliate, suffer or permit any of the following that could result in or constitute a Material Adverse Effect: (i) termination of any Plan; (ii) permit to exist any Reportable Event or any other event or condition with respect to any Plan (iii) make a complete or partial withdrawal from any Multiemployer Plan; (iv) enter into any new Plan or modify any existing Plan so as to increase liability of the

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Company, a Subsidiary or an ERISA Affiliate; or (iv) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a pension plan) to exceed the fair market value of the Plan's assets allocable to such benefits, all as determined as of the most recent valuation date for each such Plan.

     5.3 ADDITIONAL COVENANTS. If at any time the Company shall enter into or be a party to any instrument or agreement with respect to any Indebtedness (covered under clause (a) in the definition of "Indebtedness") and with respect to Adjusted Off-Balance Sheet Liabilities, which in the aggregate, together with any related Indebtedness (covered under clause (a) in the definition of "Indebtedness") and any Adjusted Off-Balance Sheet Liabilities, exceeds $5,000,000, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof to the extent permitted by Section 5.1(d), relating to or amending any terms or conditions applicable to any of such Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise the Agent and the Lenders. Thereupon, if the Agent shall request, upon notice to the Company, the Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in Subordinated Debt Documents or Preferred Stock
Docume nts not substantially provided for in this Agreement or more favorable to the holders of Subordinated Debt or Preferred Stock issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein other than as permitted pursuant to Section 5.2(p).

                                   ARTICLE VI

DEFAULT

     6.1 EVENTS OF DEFAULT. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the requisite Lenders pursuant to Section 8.1:

          (a) NONPAYMENT. The Company shall fail to pay when due any principal or interest of the Notes, or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Revolving Credit Loan or otherwise), or any fees or any other amount payable hereunder;

          (b) MISREPRESENTATION. Any representation or warranty made by the Company or any Guarantor in any Loan Document or any other certificate, report, financial statement or

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other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement, shall prove to have been incorrect when made or deemed made;

          (c) CERTAIN COVENANTS. The Company or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Sections 5.1(e) through (g), 5.2 or 5.3 hereof;

          (d) OTHER DEFAULTS. The Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document to which it is a party (other than those described in Sections 6.1(a) or 6.1(c), and any such failure shall remain unremedied for 20 calendar days after the occurrence of such failure (or such longer or shorter period of time as may be specified in such Loan Document);

          (e) OTHER INDEBTEDNESS. The Company or any of its Subsidiaries or any Guarantor (other than the Parent) shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than (i) Indebtedness hereunder, (ii) Indebtedness of APCOA-Atrium Parking Venture L.P., an Ohio limited partnership ("Atrium"), with respect to its obligations to the holders of its Ten-Year Debentures bearing interest at a rate of 12% per annum, issued in original principal amount of $1,775,000 pursuant to the terms of a Confidential Private Placement memorandum dated May 24, 1995, and (iii) other non-recourse Indebtedness of the Company or any of its Subsidiaries or any Guarantor as the Agent shall consent, such consent not to be unreasonably withheld), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $1,000,000; or the Company or any of its Subsidiaries or any Guarantor (other than the Parent) shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company or the Parent; PROVIDED, HOWEVER, that with respect to the Parent, the Parent shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of such Indebtedness, beyond any period of grace provided with respect thereto, if the effect of such failure is to cause the holders of such Indebtedness (or a trustee on behalf of such holders) to cause any payment in respect of such Indebtedness to become due prior to its due date;

          (f) JUDGMENTS. One or more judgments or orders for the payment of money (not fully paid or covered without dispute by insurance) in an aggregate amount of $1,000,000 in any fiscal year shall be rendered against the Company or any of its Subsidiaries or any Guarantor, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries or any Guarantor which causes or could reasonably be expected to cause a Material Adverse Effect, and either
(i) such

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judgment or order shall have remained unsatisfied and the Company or such
Subsidiary or Guarantor shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order;

          (g) ERISA. Any of the following (i) the occurrence of a Reportable Event that results in liability of the Company, any Subsidiary or Guarantor or any ERISA Affiliate to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; (ii) the occurrence of any Reportable Event which could constitute grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; (iii) the filing by the Company, any Subsidiary or Guarantor or any ERISA Affiliate of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; (iv) the Company, any Subsidiary or Guarantor or any ERISA Affiliate shall fail to pay when due any liability to the PBGC or to a Plan; (v) the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan; (vi) any Person engages in a Prohibited Transaction with respect to any Plan which results in liability of the Company, any Subsidiary or Guarantor, or any ERISA Affiliate;
(vii) there shall occur a complete or partial withdrawal from, or a default within the meaning of Section 4219(c)(5) of ERISA with respect to one or more Multiemployer Plans which could cause the Company, any Subsidiary or Guarantor or any ERISA Affiliate to incur a current payment obligation; (viii) the Company, any Subsidiary or Guarantor or any ERISA Affiliate shall fail to make a required installment or other payment to any Plan within the meaning of
Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any Subsidiary of the Company or any ERISA Affiliate to the PBGC or any Plan; (ix) the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or
(x) the Company, any of its Subsidiaries or any ERISA Affiliate becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Lenders; provided, however, that the aggregate liability caused by any of the foregoing exceeds $1,000,000;

          (h) INSOLVENCY, ETC. The Company, any Subsidiary or any Guarantor shall be dissolved or liquidated or any judgment, order or decree therefor shall be entered (other than dissolutions or liquidations of Subsidiaries permitted by Sections 5.1(a) and 5.2(g), (l) and (s)), [or shall generally not pay its debts as they become due,] or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company, any Subsidiary or any Guarantor, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or

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property, and, if such proceeding is instituted against the Company or such
Subsidiary or such Guarantor, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or any Subsidiary or any Guarantor shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection;

          (i) OTHER DOCUMENTS. Any material provision of any Loan Document or any subordination provision of any Subordinated Debt Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Loan Document or any subordination provision of any Subordinated Debt Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby in any material manner;

          (j) ORDERS, PERMITS, ETC. The Company or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days, or there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company or any of its Subsidiaries if such loss, suspension, revocation or failure to renew has or could reasonably be expected to have a Material Adverse Effect;

          (k)   CONTROL. Any Change of Control shall occur;

          (l) PARENT INDEBTEDNESS. The certification to be provided by the Parent in accordance with Section 2.5(m) (whether on the Closing Date or at any time thereafter with respect to new Indebtedness) shall fail to be correct in all material respects, or the Parent shall fail to certify to the Agent as required by Section 2.5(m) at any time after the Closing Date with respect to any new Indebtedness; or

          (m) MATERIAL ADVERSE CHANGES. The Company shall lose the benefit of any contract or agreement with any customer, vendor or other Person, including without limitation, any Facility Lease or Facility Management Agreement, which shall result in a Material Adverse Effect in the Agent's reasonable discretion, or there shall be a change in the senior management of the Company which shall result in a Material Adverse Effect in the Agent's reasonable discretion, or there shall be any other occurrence or non-occurrence which, in the Agent's reasonable discretion, shall result in a Material Adverse Effect.

     6.2  REMEDIES.

          (a) Upon the occurrence and during the continuance of any Event of Default, by notice to the Company (i) the Agent may, and upon being directed to do so by the Required Revolving Lenders shall, terminate the Revolving Commitments or (ii) the Agent may, and upon being directed to do so by the Required Lenders, shall declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under

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Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) the Agent may, and upon being directed to do so by the Required Revolving Lenders, shall demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Revolving Commitments shall terminate forthwith and all such amounts, including all Loans and such cash collateral, shall become immediately due and payable, as the case may be (provided that in the case of any event or condition described in Section 6.1(h), the Revolving Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice), in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Company's obligations under this Agreement to the Lenders and the Agent.

          (b) The Agent may and, upon being directed to do so by the Required Lenders, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under this Agreement or any Loan Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any other Loan Document or in aid of the exercise of any power granted in any Loan Document.

          (c) Upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender may, subject to Section 7.10, at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender or any Affiliate of the Agent or such Lender to or for the credit or the account of the Company and any property of the Company from time to time in possession of the Agent or such Lender, irrespective of whether or not the Agent or such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company under this Agreement. The rights of each Lender and the Agent under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent or each such Lender may have.

     6.3 DISTRIBUTION OF PROCEEDS OF COLLATERAL. All proceeds of any realization on the collateral pursuant to the Security Documents and any payments received by the Agent or any

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Lender pursuant to the Guaranties after the Loans become due and payable
(whether by acceleration or otherwise), shall be allocated and distributed by the Agent as follows:

          (a) First, to the payment of all reasonable costs and expenses, including without limitation all reasonable attorneys' fees, of the Agent inconnection with the enforcement of the Security Documents and otherwise administering this Agreement;

          (b) Second, to the payment of all fees required to be paid under any Loan Document including commitment fees, owing to the Agent and the Revolving Lenders on a pro rata basis in accordance with the Lender Indebtedness consisting of fees owing to the Agent and the Revolving Lenders, for application to payment of such liabilities;

          (c) Third, to the payment of Lender Indebtedness consisting of interest owing to the Revolving Lenders, and obligations and liabilities relating to Swaps owing to the Revolving Lenders for application to payment of such liabilities;

          (d) Fourth, to the Revolving Lenders and the Agent on a pro rata basis in accordance with the Lender Indebtedness consisting of principal of Revolving Credit Advances (including without limitation any cash collateral for any outstanding letters of credit), for application to payment of such liabilities;

          (e) Fifth, to the payment of any and all other amounts owing to the Revolving Lenders and the Agent on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Revolving Lenders and the Agent, for application to payment of such liabilities; and

          (f) Sixth, to the payment of all fees required to be paid under any Loan Document, owing to the Lenders holding a portion of the Term Loan on a pro rata basis in accordance with the Lender Indebtedness consisting of fees owing to the Lenders holding a portion of the Term Loan, for application to payment of such liabilities;

          (g) Seventh, to the Agent for the benefit of the Lenders holding a portion of the Term Loan on a pro rata basis in accordance with the Lender Indebtedness consisting of interest owing to each of such Lenders holding a portion of the Term Loan, and obligations and liabilities relating to Swaps owing to the Lenders holding a portion of the Term Loan for application to payment of such liabilities;

          (h) Eighth, to the Lenders holding a portion of the Term Loan on a pro rata basis in accordance with the Lender Indebtedness consisting of principal (including without limitation, any cash collateral for any outstanding Existing Letters of Credit) of the Term Loan, for application to payment of such liabilities;

          (i) Ninth, to the payment of any and all other amounts owing to the Lenders holding a portion of the Term Loan on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of such Lenders, for application to payment of such liabilities; and

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          (j)   Tenth, to the Company, its Subsidiaries or such other Person as may be legally entitled thereto.

Notwithstanding the foregoing, no payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

     (i) First, if applicable to any payments due from such Defaulting Lender to the Agent, and

     (ii) Second, to purchase participations in Loans required to be made by such Defaulting Lender to the extent such Defaulting Lender failed to make such Loans.

Notwithstanding the foregoing, upon the termination of all Commitments and the payment and performance of all the Loans and other obligations owing to the Agent and the Lenders hereunder (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding paragraph shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

     6.4 LETTER OF CREDIT LIABILITIES. For the purposes of payments and distributions under Section 6.3, the full amount of Lender Indebtedness on account of any Letter of Credit or Existing Letter of Credit then outstanding but not drawn upon shall be deemed to be then due and owing. Amounts distributable to the Lenders, Agent or Bank One on account of such Lender Indebtedness under such Letters of Credit or Existing Letters of Credit shall be deposited in a separate collateral account in the name of and under the control of the Agent and held by the Agent first as security for such Letter of Credit Lender Indebtedness and then as security for all other Lender Indebtedness and the amount so deposited shall be applied to the Letter of Credit Lender Indebtedness at such times and to the extent that such Letter of Credit Lender Indebtedness become absolute liabilities and if and to the extent that the Letter of Credit Lender Indebtedness fails to become absolute Lender Indebtedness because of the expiration or termination of the underlying Letters of Credit or Existing Letters of Credit without being drawn upon then such amounts shall be applied to the remaining Lender Indebtedness in the order provided in Section 6.3. The Company hereby grants to the Agent, for the benefit of the Lenders, Bank One and Agent, a lien and security interest in all such funds, as security for all the Lender Indebtedness as set forth above.

                                   ARTICLE VII

THE AGENT AND THE LENDERS

     7.1 APPOINTMENT: NATURE OF RELATIONSHIP. Effective upon the Effective Date, LaSalle is appointed by the Lenders as the Agent hereunder and under each other Loan Document, and

                                      -80-
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Bank One shall cease to be the Agent, and each of the Lenders irrevocably authorizes LaSalle as the Agent to act as the contractual representative of each such Lender thereafter with the rights and duties expressly set forth herein and in the other Loan Documents. As of the Effective Date, Bank One shall be discharged from its duties and obligations as Agent under the Existing Credit Agreement, the Security Documents and any other Loan Documents, but shall retain all rights under Article VII of the Existing Credit Agreement with respect to all events prior to the Effective Date. LaSalle, as the Agent, agrees to act as such contractual representative upon the express conditions contained in this
Article VII. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of
Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     7.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     7.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Company or any of its Subsidiaries, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     7.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article II, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Company or any Subsidiary to the Agent at such time, but is voluntarily furnished by the

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Company or any Subsidiary to the Agent (either in its capacity as Agent or in its individual capacity).

     7.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Lenders, the Required Lenders or the Required Revolving Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Lenders, the Required Lenders, or the Required Revolving Lenders as the case may be.

     7.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to rely on advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     7.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     7.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 7.8 shall survive payment of the Lender Indebtedness and termination of this Agreement.

     7.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event or Event of Default hereunder unless the Agent has

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received written notice from a Lender or the Company referring to this Agreement describing such Event of Default or Unmatured Event and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     7.10 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not, subject to Section 8.6, obligated to remain a Lender.

     7.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     7.12 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Company and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Lender Indebtedness to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article VII shall continue in

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effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     7.13 COLLATERAL MANAGEMENT. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to the collateral or the Security Documents which may be necessary (i) to perfect and maintain perfected the security interest in and liens upon the collateral granted pursuant to the Security Documents, and (ii) to release portions of the collateral from the security interests and liens imposed by the Security Documents in connection with any dispositions of such portions of the collateral permitted hereby. In the event that the Company or the Guarantors desire to sell or otherwise dispose of any assets and such sale or disposition is permitted hereby, the Agent shall, upon timely notice from the Company, release such portions of the collateral from the security interests and liens imposed by the Security Documents as may be specified by the Company or the Guarantors in order for the Borrower or the Guarantors to consummate such proposed sale or disposition, provided that at or prior to the time of such proposed sale or disposition no Unmatured Event or Event of Default shall have occurred and be continuing, including, without limitation, any Unmatured Event or Event of Default that would arise upon consummation of such sale or disposition. For purposes of the preceding sentence, the Company shall give timely notice if, not less than five (5) Business Days prior to the date of such proposed sale or disposition, it shall furnish to the Agent an officers' certificate setting forth in reasonable detail the circumstances of such proposed sale or disposition.

     7.14 RIGHT TO INDEMNITY. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

     7.15 SHARING OF PAYMENTS. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Revolving Credit Advance, the Term Loan or any other obligation owing to any of the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Revolving Credit Advances, the Term Loan and other obligations, such Lender shall promptly purchase from the other Lenders participations in such Revolving Credit Advances, the Term Loan and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares, except as otherwise required by
Section 6.3. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender, which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Company agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as

                                      -84-
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fully as if such Lender were a holder of such Revolving Credit Advance, the Term
Loan or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement, except as otherwise expressly provided in this Agreement, if any Lender or Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agent that if the Agent shall engage in any other transactions with the Company and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

     7.16 WITHHOLDING TAX EXEMPTION. Each Lender that is not organized and incorporated under the laws of the United States or any State thereof agrees to file with the Agent and the Company, in duplicate, (a) on or before the later of
(i) the Effective Date and (ii) the date such Lender becomes a Lender under this Agreement and (b) thereafter, for each taxable year of such Lender (in the case of a Form W-8ECI) or for each third taxable year of such Lender (in the case of any other form) during which interest or fees arising under this Agreement and the Notes are received, unless not legally able to do so as a result of a change in United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause (a), on or prior to the immediately following due date of any payment by the Company hereunder, a properly completed and executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from United States withholding taxes), if and as provided by the Code or other pronouncements of the United States Internal Revenue Service, and such Lender warrants to the Company that the form so filed will be true and complete; provided that such Lender's failure to complete and execute such Form W-8ECI or Form W-8BEN, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Company of any of its obligations under this Agreement, except as otherwise provided in this Section 7.16.

                                  ARTICLE VIII
MISCELLANEOUS

     8.1  AMENDMENTS, ETC.

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          (a)   No amendment, modification, termination or waiver of any
provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders or the Required Revolving Lenders, as applicable, to the extent any rights, obligations or duties of the Agent may be affected thereby, the Agent, and, to the extent any rights, obligations, or duties of Bank One in its capacity as the issuing bank of any Existing Letters of Credit, may be affected thereby, Bank One, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes, the Loans, any Letter of Credit or Existing Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitments of any Lender set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Sections 6.3 or 7.10 or the definitions of Required Lenders and Required Revolving Lenders, (iii) amend or otherwise consent to changes to Sections 5.2(g), (j), (k), (l), (p), (q) or (s), or (iv) release all or substantially all of the collateral or release any material Guarantor (except as permitted as a result of an asset disposition pursuant to Section 5.2(g), (h), (l) or (s)).

          (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c) Notwithstanding anything herein to the contrary, no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Lenders to the Agent, and, for purposes of determining the Required Lenders or Required Revolving Lenders at any time, the pro rata portion of the Term Loan, the Revolving Commitments and the Revolving Credit Advances (as applicable) of each Defaulting Lender shall be disregarded.

     8.2  NOTICES.

          (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company, the Agent and the Lenders at the respective addresses and numbers for notices set forth on the signature pages hereof, or to such other address as may be designated by the Company, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or in the case of telex notice, upon receipt of the appropriate answerback, or, in the case of facsimile notice, upon receipt of a confirmation mechanically produced by the facsimile machine, provided, however, that notices to the Agent shall not be effective until received.

          (b) Notices by the Company to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Revolving Credit Advances

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

pursuant to Section 2.4, requests for continuations or conversions of Revolving Credit Loans pursuant to Section 2.7 and notices of prepayment pursuant to
Section 3.1 shall be irrevocable and binding on the Company.

          (c) Any notice to be given by the Company to the Agent pursuant to Sections 2.4, 2.7 or 3.1 if consented to by the Agent, and any notice to be given by the Agent or any Lender hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such telephonic notice is to be given.

     8.3 NO WAIVER BY CONDUCT; REMEDIES CUMULATIVE. No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder, shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Lender under any Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by any Loan Document or by applicable law to the Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Agent or any Lender.

     8.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Company and any Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other document furnished by or on behalf of the Company and any Guarantor in connection with the negotiation and modification of this Agreement shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf and those covenants and agreements of the Company set forth in
Section 3.7, 3.9 and 8.5 hereof shall survive the repayment in full of the Revolving Credit Advances and the Term Loan and the termination of the Commitments.

     8.5  Expenses; Indemnification.

          (a) The Company agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent in connection with the preparation, execution, delivery and administration of the Loan Documents, the review of the Subordinated Debt Documents and the Preferred Stock Documents and the consummation of the transactions contemplated hereby and thereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of the Loan Documents and the consummation of the transactions contemplated hereby, and any and all

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liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all costs and expenses of the Agent (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Unmatured Event or Event of Default or the enforcement or collection, or the exercise or preservation, of any rights under any Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement (which costs and expenses shall be deemed to include, without limitation, those incurred by any auditor or consultant engaged by counsel for the Agent pursuant to Section 5.1(e) hereof), and (iv) all costs and expenses of the Agent (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit or Existing Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit or Existing Letter of Credit. Without in any way limiting the foregoing, each reference to the Agent and its counsel in this Section 8.5(a) shall apply equally to Bank One, in its capacity as a Lender of all or any portion of the Term Loan hereunder, or in its capacity as the issuer of any Existing Letter of Credit, and its counsel.

          (b) The Company agrees to indemnify each Lender, the Agent, Bank One (in its capacity as the issuer of any Existing Letter of Credit) and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnified Party in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnified Party shall be designated a party thereto) (collectively, the "Indemnified Liabilities") at any time relating to (whether before or after the execution of this Agreement) any of the following:

                (i) any actual or proposed use of any Loan, Letter of Credit or Existing Letter of Credit hereunder by the Company or any of its Subsidiaries or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                (ii) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by any Lender not to make any Loan);

                (iii) any investigation, litigation or proceeding related to any Permitted Acquisition or proposed Permitted Acquisition by the Company or any of its Subsidiaries of all or any portion of the stock or assets of any Person or to the issuance of, or any other matter relating to, any Subordinated Debt or Preferred Stock, whether or not any Indemnified Party is a party thereto;

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                (iv)   any investigation, litigation or proceeding related to
any environmental cleanup, audit, compliance or other matter relating to any release by the Company or any of its Subsidiaries of any Hazardous Material or any violations of Environmental Laws; or

                (v) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from, any real property owned or operated by the Company or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Company or any Subsidiary conducted subsequent to a foreclosure on such property by any Indemnified Party or by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or breach of this Agreement,

                (vi) and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

The Company shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     8.6  Successors and Assigns.

          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior consent of all the Lenders, assign its rights or obligations under any Loan Document and the Lenders shall not be obligated to make any Loan hereunder to any entity other than the Company.

          (b) Any Lender may sell a participation interest to any financial institution or institutions, and such financial institution or institutions may further sell a participation interest (undivided or divided) in, the Loans and such Lender's rights and benefits under the Loan Documents, and to the extent of that participation, such participant or participants shall have the same rights and benefits against the Company under Section 6.2(c) as it or they would have had if participation of such participant or participants were the Lender making the Loans to the Company hereunder, provided, however, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of its Notes for all purposes of this

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Agreement, (iv) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall not grant to its participant any rights to consent or withhold consent to any action taken by such Lender or the Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder (or in the case of a participation in the Revolving Credit Loans and Revolving Commitments, the consent of all Revolving Lenders hereunder), and (iv) such participation shall in no event be less than $5,000,000. The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under the Loan Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Company provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

          (c) Each Lender may, with the prior written consent of the Company solely as to the Revolving Credit Advances and Revolving Commitments, which consent from the Company shall not be unreasonably withheld and may not be withheld if any Event of Default has occurred and is continuing or if such assignment is to an Affiliate of a Lender or to another Lender, and the prior written consent of the Agent (not to be unreasonably withheld or delayed), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances and pro rata portion of the Term Loan owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, unless such assignment is to another Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Company and the Agent may consent to, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit J hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, payable to the Agent for its sole benefit. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (d) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document famished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and 5.1(d) for periods prior to the date of such assignment, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and such Assignment and Acceptance are required to be performed by it as a Lender.

          (e) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Credit Advances and/or Term Loan owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding, for all purposes, absent manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five (5) Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to, and for the same type(s) of, the Commitment or Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Loan hereunder, a new Note to the order of the assigning Lender in an amount equal to, and for the same type(s) of, the Commitment or Loan retained by it hereunder. Such new Note or Notes

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shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the applicable exhibit(s) hereto.

          (g) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company, provided that assignee or participant agrees to keep all non-public information confidential to the same extent required by this Agreement.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

     8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     8.8 GOVERNING LAW. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Illinois in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

     8.9 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     8.10 CONSTRUCTION OF CERTAIN PROVISIONS. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     8.11 INTEGRATION AND SEVERABILITY. This Agreement amends and restates the Existing Credit Agreement and embodies the entire agreement and understanding between the Company and the Agent and the Lenders, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company under any Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under any Loan Document in any other jurisdiction.

     8.12 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of another covenant shall not avoid the occurrence of an Unmatured Event or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such an Unmatured Event or an Event of Default if such action is taken or such condition exists.

     8.13 INTEREST RATE LIMITATION. Notwithstanding any provision of any Loan Document, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of any Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder to such Lender (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Lenders have been paid in full.

     8.14 Judgment and Payment.

          (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder by the Company in one currency into another currency, the Company agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender could purchase the first currency with such other currency on the Business Day immediately preceding the day on which the final judgment is given.

          (b) The obligations of the Company in respect of any sum due in Dollars to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any payment obligation or judgment in a currency (the "Payment Currency") other than Dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Payment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase Dollars with the Payment Currency; if the amount of Dollars so purchased is less than the sum originally due to the Applicable Creditor in Dollars, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Company contained in this Section 8.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

     8.15 SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

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

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any United States federal or Illinois state court sitting in Chicago, Illinois and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives an objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at the address specified pursuant to Section 8.2, or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     8.16 ACKNOWLEDGMENTS. The Company hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) none of the Agent or any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

     8.17 CONFIDENTIALITY. Each Lender agrees to hold any non-public confidential information which it may receive from the Company pursuant to this Agreement in confidence except for disclosure: (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a potential participant or assignee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process,
(v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) otherwise permitted by this Agreement.

     8.18 WAIVER OF JURY TRIAL. THE LENDERS AND THE AGENT AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER ANY LENDER, THE AGENT NOR THE COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

     8.19 Upon the satisfaction or waiver (in the discretion of the Agent and the Lenders) of all the conditions set forth in Section 2.5, the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement (it being understood that until such satisfaction or waiver, the terms of the Existing Credit Agreement shall continue in full force and effect). It is the intent of the parties hereto that this Agreement shall re-evidence, in part, the Lender Indebtedness under the Existing Credit Agreement and is in no way intended to constitute a novation of any of the Lender Indebtedness which was evidenced by the Existing Credit Agreement or any of the other Loan Documents executed in connection therewith. Without limiting the foregoing, all Existing Letters of Credit shall continue hereunder (and shall be governed by the terms of) this Agreement in accordance with the terms hereof.

       [Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above-written.

Address for Notices:                   APCOA/STANDARD PARKING, INC.

                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                            --------------------------

Address for Notices:                   LASALLE BANK NATIONAL ASSOCIATION,
                                       as Agent and a Lender
135 South LaSalle Street

Chicago, Illinois 60603
Attn: Ms. Mary Lou Bartlett            By:
Telephone: (312)904-0433                   ----------------------------
Facsimile: (312)904-0432               Name:
                                            --------------------------
                                       Title:
                                             -------------------------

Revolving Commitment: $25,000,000

Term Loan Commitment: $0

Address for Notices:                   BANK ONE, NA, as a Lender

                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------

Revolving Commitment: $0

Term Loan Commitment: $15,000,000